Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

RADNET, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:	Not applicable

(2)	Aggregate number of securities to which transaction applies:	Not applicable

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):	Not applicable

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

April 29, 2022

Dear Stockholder:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2022 Annual Meeting of Stockholders of RadNet, Inc. (the “Annual Meeting”), to be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, June 8, 2022, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof. At the Annual Meeting, stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We also enclose a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2021 (the “2021 Annual Report”). We encourage you to read our 2021 Annual Report, which includes information on our business, as well as our audited financial statements for the fiscal year ended December 31, 2021.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to most of our stockholders on or about April 29, 2022. The Notice of Availability contains instructions on how to access our proxy materials, including the Notice of Annual Meeting of Stockholders, Proxy Statement, 2021 Annual Report and a Proxy Card or voting instruction form and on how to cast your vote online or by phone. The Notice of Availability also contains instructions on how to request a printed copy of our proxy materials. All stockholders who do not receive the Notice of Availability will receive a printed copy of the proxy materials.

Your vote is very important. Regardless of the number of shares you own, and whether or not you plan to attend the Annual Meeting, please vote. We hope you will vote as soon as possible. You may vote by submitting your proxy via the Internet, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials.

Thank you for your continued support and ownership of RadNet, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

David Katz Corporate Secretary

Important Notice Regarding Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders:

The Proxy Statement for the 2022 Annual Meeting of Stockholders, the Proxy Card and the 2021 Annual Report are available at www.proxyvote.com.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2022

RadNet, Inc. will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 8, 2022, at 10:00 a.m. (Pacific Time) or any adjournment or postponement thereof, at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025.

The following items are on the agenda and are more fully described in the accompanying Proxy Statement:

1.	The election of seven nominees as directors to hold office until the 2023 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	A non-binding advisory vote to approve executive compensation; and
4.	Other business that may properly come before the Annual Meeting.

Our Board of Directors fixed April 18, 2022 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 29, 2022, containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, via the Internet and how to vote online or by phone. The Notice of Internet Availability of Proxy Materials also contains instructions on how our stockholders can request a printed copy of the proxy materials.

By Order of the Board of Directors,

David Katz Corporate Secretary

April 29, 2022

Los Angeles, California

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure your representation at the Annual Meeting. You may vote online, by phone, or if you have elected to receive printed proxy materials, by completing, signing, dating and returning the Proxy Card enclosed with your printed proxy materials. Even if you give your proxy, you may still vote in person if you attend the meeting. If a broker, bank or other nominee is the record holder of your shares, then you must obtain from the record holder a proxy issued in your name in order to vote at the Annual Meeting.

RADNET, INC.
1510 Cotner Ave.
Los Angeles, CA 90025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2022

The Board of Directors of RadNet, Inc., a Delaware corporation (“RadNet” or the “Company”), is providing these proxy materials to you in connection with the solicitation of the accompanying proxy for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held at our principal executive office at 1510 Cotner Avenue, Los Angeles, CA 90025, on Wednesday, June 8, 2022, at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein.

On or about April 29, 2022 we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021 (the “2021 Annual Report”), via the Internet and how to vote online or by phone. The Notice of Availability also contains instructions on how you can receive a printed copy of the proxy materials.

This Proxy Statement summarizes certain information to assist you in voting in an informed manner.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the meeting or not, please vote as soon as possible.

TABLE OF CONTENTS

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THE PROXY PROCESS AND THE ANNUAL MEETING

The following discussion is intended to provide general information about the proxy process and the Annual Meeting under the rules and regulations of the Securities and Exchange Commission (the “SEC”). If you have questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at: RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025, Attention: Corporate Secretary, Telephone: (310) 445-2800.

2022 Annual Meeting of Stockholders

RADNET, INC.	June 8, 2022
1510 Cotner Ave.	10:00 a.m. Pacific Time
Los Angeles, CA 90025

The Record Date for the Annual Meeting is April 18, 2022 (the “Record Date”). Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. You are being invited to vote on the proposals described in this Proxy Statement because you were a RadNet stockholder on the Record Date. RadNet is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

Attending the Annual Meeting

If you are a stockholder of record as of the Record Date, you have the right to vote in person at the Annual Meeting. You will need to bring either the Notice of Availability or any Proxy Card that is sent to you to the meeting. Otherwise, you will be admitted only if we can verify your ownership of common stock on the Record Date. If you own shares held in street name, please bring with you to the meeting either the Notice of Availability or any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your bank, broker or other record holder indicating that you beneficially owned shares of our common stock on the Record Date. We can use that information to verify your beneficial ownership of common stock and admit you to the meeting. Additionally, all persons will need to bring a valid government-issued photo ID to gain admission to the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Purpose

At the Annual Meeting, our stockholders will vote on the following items:

1.	The election of seven nominees as directors to hold office until the 2023 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	A non-binding advisory vote to approve executive compensation; and
4.	Other business that may properly come before the Annual Meeting.

Proxy Materials

These proxy materials were first sent or made available to stockholders on April 29, 2022, and include:

•	Notice of Annual Meeting of Stockholders

•	This Proxy Statement for the Annual Meeting

•	RadNet’s Annual Report on Form 10-K for the year ended December 31, 2021

If you requested printed versions of these proxy materials by mail, these printed proxy materials also include the Proxy Card or voting instruction form for the Annual Meeting.

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Internet Availability

RadNet uses the Internet as the primary means of furnishing proxy materials to our stockholders. We are sending the Notice of Availability to our stockholders with instructions on how to access the proxy materials online or request a printed copy of the materials.

Stockholders may follow the instructions in the Notice of Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce RadNet’s printing and mailing costs.

Quorum for the Annual Meeting

Holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. On the Record Date there were 56,197,012 shares of our common stock issued and outstanding. Consequently, we will need to have 28,098,507 shares present in person or represented by proxy at the Annual Meeting in order to establish a quorum. Your shares will be counted for purposes of determining if there is a quorum if:

•	You are entitled to vote and you are present in person at the Annual Meeting; or

•	You have properly voted by proxy online, by phone, or by submitting a Proxy Card or voting instruction form by mail.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.

Inspector of Election

An officer of RadNet will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. RadNet has also engaged Broadridge Financial Solutions, Inc. as its proxy distribution agent and tabulation service provider and they will also be calculating the votes received prior to the Annual Meeting.

Proxy Solicitation Costs

RadNet is paying the costs of the solicitation of proxies. We will also make solicitation materials available to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names but that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet or personal solicitation by our directors, executive officers and employees. No additional compensation will be paid to these individuals for these services.

Voting

Each share of RadNet’s common stock is entitled to one vote on each matter presented at the Annual Meeting. If you hold your shares in direct registration in your name with RadNet’s transfer agent, then you will be able to vote under RadNet’s voting system in accordance with the description under “Voting Procedures” below.

If you hold your shares in “street name” you should receive instructions for voting your shares from your broker, bank, or other nominee rather than through our voting system. A number of brokers and banks participate in a program that allows stockholders to grant their proxy to vote shares online or by phone. If your shares are held in an account with a broker or bank participating in such a program, then you may vote your shares online or telephonically by following the instructions on the form received from your broker or bank.

Stockholders who submit a proxy online or by telephone need not return a Proxy Card or the form forwarded by your broker, bank, trust or other holder of record by mail.

With respect to the election of directors, stockholders may vote for all nominees, withhold authority for all nominees or vote for all except for those individual nominees for director for which the stockholder indicates it is withholding authority. With respect to each other proposal, stockholders may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting.

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Voting Procedures

There are four ways to vote:

•	Online. You may vote by proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Availability. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

•	Phone. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by calling the toll-free number found on the card or form. The availability of phone voting may depend on the voting procedures of the organization that holds your shares.

•	Mail. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or voting instruction form and you may vote by proxy by completing, dating and signing the Proxy Card or voting instruction form and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting by requesting a ballot. Only eligible stockholders will be admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must also obtain a “legal proxy” from the organization that holds your shares and bring it to the Annual Meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Changing your Vote

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, as follows:

•	Online. You may change your vote using the online voting method described above, in which case only your latest online proxy submitted prior to the Annual Meeting will be counted.

•	Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.

•	Mail. You may revoke your proxy and change your vote by signing and returning a new Proxy Card or voting instruction form dated as of a later date, in which case only your latest Proxy Card or voting instruction form received prior to the Annual Meeting will be counted.

•	In Person. You may revoke your proxy and change your vote by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to RadNet’s Corporate Secretary.

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, by following the instructions above. If you have already voted and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.

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Routine and Non-Routine Proposals

The following proposal is considered a routine matter:

•	The ratification of the appointment of Ernst & Young LLP as RadNet’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2).

A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.

The following proposals are considered non-routine matters:

•	Election of directors (Proposal No. 1); and

•	Advisory vote to approve executive compensation (Proposal No. 3).

You must instruct your bank, broker or nominee on how to vote your shares for non-routine matters of Proposal No. 1 and Proposal No. 3 in order for your vote to count for those proposals.

Vote Required to Approve a Proposal

With respect to the election of directors (Proposal No. 1), RadNet’s bylaws provide that, in an uncontested election of directors, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to elect a director. An “uncontested election of directors” means an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election.

Approval of Proposals No. 2 and No. 3 also requires, in each case, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Broker Non-Votes and Abstentions

If you hold your shares in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Broker non-votes may exist in connection with Proposal No. 1 and Proposal No. 3, as they are non-routine matters. Broker non-votes are not expected in connection with Proposal No. 2, as it is a routine matter.

Shares that constitute broker non-votes will be counted as present for purposes of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question.

Abstentions will be included in the number of shares present and entitled to vote on the proposal in question. Accordingly, abstentions will have the effect of a vote of “WITHHOLD” for a director in Proposal No. 1, and “AGAINST” Proposal No. 2 and Proposal No. 3.

Uninstructed Shares

If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Availability, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Confidentiality of Votes

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within RadNet or to third parties, except: (1) as necessary to meet applicable legal requirements and (2) to allow for the tabulation of votes and certification of the vote. Occasionally, stockholders include additional comments on their Proxy Card or with their voting instruction form, which are then forwarded to our management.

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Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. RadNet will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Director Nominations and Stockholder Proposals for Inclusion in RadNet, Inc.’s 2023 Proxy Materials.

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary.

To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 8, 2023 and March 10, 2023. A stockholder’s notice to the Corporate Secretary must set forth the information required by our bylaws as to each matter the stockholder proposes to bring before the 2023 Annual Meeting of Stockholders.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us not later than December 30, 2022, in order to be considered for inclusion in our proxy materials for the 2023 Annual Meeting of Stockholders.

Director and Officer Interest in Matters to be acted Upon at the Annual Meeting

Members of the Board and executive officers do not have an interest in Proposal 2. Our executive officers do have an interest in Proposal 3 as it relates to the compensation of our Named Executive Officers.

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SOCIAL RESPONSIBILITY

Our social responsibility begins with our patients and extends to our employees and consultants and to the communities in which we operate.

We operate imaging centers to facilitate the diagnosis and treatment of diseases and disorders. Our services may reduce unnecessary invasive medical procedures, improve patient care and reduce the cost and amount of care for patients in the communities that we serve. At our centers, we focus on providing standardized high quality imaging services, regardless of location, to ensure patients, physicians and payors consistency in service and quality. To ensure the high quality of our services, we monitor patient satisfaction, timeliness of services to patients and reports to physicians.

At our centers we seek to provide state of the art facilities, with multiple imaging modalities, access to newer equipment and a highly-trained staff. Although currently small in scope, we are investing in Artificial Intelligence (AI) technologies which we believe have the potential to significantly change the medical imaging industry. We are developing applications to aid radiologists in scan interpretation by quickly allowing comparison to large imaging databases to enable pinpoint diagnosis in shorter time frames. In addition, AI methods can also keep track of individuals needing procedures on a regular basis (i.e. mammograms, follow ups, etc.) and alert our staff to contact the patient and schedule appointments.

The strength of our workforce is critical to the success of our mission to provide comprehensive radiology solutions and change the future of healthcare. We are focused on attracting, retaining, and developing the talent we need to deliver on our commitment to our patients and partners. At December 31, 2021, we had a total of 6,756 full-time, 527 part-time and 1,690 per diem employees. These numbers include 220 full-time and 70 part-time physicians and 2,232 full-time, 363 part-time and 1,092 per-diem technologists.

We are keenly aware of the value of a diverse workforce and are proud of our track record. Approximately 77% of our workforce at December 31, 2021 was female and 48% were from under-represented groups. During the year ended December 31, 2021, our total attrition rate was less than 2%.

Our culture of diversity and inclusion continues to enable us to exceed the expectations of our patients and meet our growth strategy. Our success in inclusion and diversity objectives are the result of strong leadership, transparency and accountability. While our workforce demographics clearly indicate our success in achieving a highly diverse team, in order to foster even stronger understanding of diversity, equity and inclusion, we have developed an internal education program to ensure all of our team are aware of our closely held values. Our initiatives include:

•	RadRecruit – training on best in class recruiting practices to ensure equity in the interview/hiring process and education regarding unconscious bias for our management team;

•	Corporate support and sponsorship of community outreach/enrichment programs for underserved population such as our ongoing and flourishing relationship with JVS SoCal; and

•	High School, Vocational School and Collegiate outreach.

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We invest in our employees to ensure their confidence and competence in their roles, as well as to provide a path for professional career development. We provide a range of internal education and development programs and opportunities to support the advancement of our employees. RadNet offers Leadership Development and Operations Rotation Program, Management Training, Technical Scholarship, and various modality education and training support programs. We offer both formal and informal programs to identify, foster and retain top talent. Aside from our Tuition Reimbursement program which encourages professional development for our incumbent team, we also sponsor undergraduate and graduate education and advanced technical training (RPA) for various incumbent team members.

We provide compensation that is competitive and consistent with employee positions, skill levels, and experience. We align our executives’ and eligible non-executive employees’ long-term equity compensation with our stockholders’ interests. Our employees are eligible for benefits that are industry-leading, including PPO and HDHP medical plans with a company sponsored HSA, wellness plans that include financial incentives, free radiology procedures for team and family, paid life insurance and AD&D, dental, vision, Employee Assistance Plan with enhanced mental health benefits, group paid long and short term disability plans, 401(k), tuition reimbursement, access to instant earned wages through DailyPay, paid and unpaid leave, flexible working schedule, and a variety of voluntary benefits including Colonial, Supplemental Life, Dependent Life and Commuter benefits and free flu vaccinations.

Beyond the fundamental needs of health, welfare and retirement programs, we are focused on the specific needs of our individual employees. Since March 2020, our employees have adapted to an unprecedented amount of change and uncertainty driven by the COVID-19 pandemic, including rescheduled work priorities, and closure of schools and daycare facilities for families. We have continued to provide resources and ongoing support to employees facing these challenges throughout the year, such as a wellness incentives, home office setup allowance, expanded health coverage, and flexible work schedules. Additionally and as a result of many of our hospital and managed care partners we were able to provide access to COVID vaccinations for our patient facing healthcare workers first, then our lower risk but essential infrastructure team.

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CORPORATE GOVERNANCE

Role of the Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors provides oversight, strategic direction and counsel to our management. In addition, our Board of Directors elects our officers, delegates responsibilities for the conduct of our operations to those officers, and evaluates their performance.

Our Board of Directors held 9 meetings during 2021 and took action by written consent on one occasion. Each of our directors serving in 2021 attended at least 75% of the total number of meetings of the Board of Directors and applicable committees that each director was eligible to attend.

Board Leadership Structure

Our Chairman of the Board of Directors, Dr. Berger, also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for RadNet at this time. This structure effectively utilizes Dr. Berger’s knowledge of RadNet and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Berger co-founded RadNet in 1980 and has served as Chairman of the Board and Chief Executive Officer for nearly 40 years.

David L. Swartz currently serves as Lead Independent Director of the Board of Directors. In this capacity, Mr. Swartz serves as Chairman of meetings of the Board of Directors in the absence of the Chairman of the Board, calls, sets the agenda, and chairs the executive sessions of the independent directors, works collaboratively with the Chairman of the Compensation and Management Development Committee to oversee the evaluation of our Chief Executive Officer and serves as the liaison between the independent directors and the Chairman of the Board.

Director Independence

Our Board of Directors annually determines the independence of our directors in accordance with the independence requirements under the NASDAQ Stock Market LLC (“NASDAQ”) and the SEC rules which require at least a majority of the directors to be independent. As a result of this review, our Board of Directors has determined that Lawrence L. Levitt, Laura P. Jacobs, Gregory E. Spurlock and David L. Swartz each qualifies as an independent director in accordance with the NASDAQ and the SEC rules.

Each of Howard G. Berger, M.D., Christine N. Gordon, and Ruth Wilson is an employee of RadNet and therefore does not qualify as an independent director under the NASDAQ and the SEC rules.

Diversity

Our Board believes that diversity brings forward different perspectives and improves decision-making and governance. While we don’t have a formal diversity policy, our Nominating and Governance Committee considers gender, ethnicity, age, sexual orientation, and other characteristics that contribute to diverse viewpoints when identifying nominees for our Board of Directors. Our Board composition already complies with NASDAQ’s recently adopted Board Diversity Rule and applicable Delaware and California laws. Of our seven person Board of Directors, three of the seven directors self-identify as female and two of the seven members self-identify as LGBTQ+. We have also provided a Diversity Matrix on page 15 of this Proxy Statement ahead of the timing requirements under the NASDAQ’s Board Diversity Rules.

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Committees of the Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The committees are comprised entirely of independent directors. Each committee operates under a written charter adopted by the Board of Directors, which is available at www.radnet.com under Investor Relations – Corporate Governance.

The composition of the committees is as set forth below:

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee
Lawrence L. Levitt	•	C	•
Laura P. Jacobs	•	•	C
Gregory E. Spurlock		•	•
David L. Swartz	C	•	•

________________________

“C” denotes chair of committee

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•	overseeing our accounting and financial reporting processes and the audits of our financial statements;

•	overseeing, along with management, the reliability and integrity of our accounting policies and financial reporting and disclosure practices;

•	serving as an independent and objective party to monitor our financial reporting processes and internal controls systems;

•	retaining our independent registered public accounting firm, reviewing and evaluating their independence, qualifications and performance, approving the terms of the annual engagement letter and approving all audit and non-audit services to be performed by our independent registered public accounting firm; and

•	providing independent, direct, and open communications among our independent registered public accounting firm, financial and senior management and the full Board of Directors.

The Board of Directors has determined that each of Mr. Swartz and Mr. Levitt qualifies as an “audit committee financial expert” as defined under the applicable SEC rules and that each member of the Audit Committee meets the additional criteria for independence of Audit Committee members under Rule 10A-3(b)(1) of the Exchange Act.

The Audit Committee held four meetings and took action by written consent on three occasions in 2021.

Compensation and Management Development Committee

The Compensation and Management Development Committee’s responsibilities include, among other things:

•	reviewing and determining the base salary of executive officers and certain other senior management and setting the maximum bonus amount that each executive officer (other than the Chief Executive Officer) and certain other senior management is entitled to receive, which may be in the form of cash or equity incentive awards, after considering recommendations from our Chief Executive Officer;

•	reviewing and administering our equity incentive plans, including any amendments thereto;

•	reviewing and recommending amounts and types of compensation for our directors;

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•	overseeing our compensation philosophy and strategy;

•	monitoring compliance with rules and regulations relating to compensation arrangements for our directors and executive officers; and

•	reviewing and approving our corporate goals and objectives relevant to Chief Executive Officer compensation and evaluating the Chief Executive Officer’s performance in light of those goals and determining the Chief Executive Officer’s compensation levels and bonus based on such evaluation.

The Compensation and Management Development Committee held seven meetings and took action by written consent on seven occasions in 2021.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include, among other things:

•	developing and recommending the criteria to be used in screening and evaluating potential candidates or nominees for election or appointment as director;

•	establishing and overseeing a policy for considering stockholder nominees for directors, and developing the procedures that must be followed by stockholders in submitting recommendations;

•	monitoring and reviewing any issues regarding the independence of directors or involving potential conflicts of interest and evaluating any change of status or circumstances with respect to a director;

•	evaluating all nominees for election of directors;

•	developing and recommending to the Board of Directors, as necessary, corporate governance policies to be adopted and maintained;

•	identifying committee member qualifications and recommending appropriate committee member appointments to the Board of Directors; and

•	establishing and reviewing annually with the Board of Directors the procedures for stockholders to send communications to the Board of Directors.

The Nominating and Governance Committee held one meeting and took action by written consent on two occasions in 2021.

Board Role in Risk Oversight

Our Board of Directors performs an oversight role in managing RadNet’s risk. In reviewing our strategy, business plan, budgets and historical and anticipated future major transactions, the Board of Directors considers, among other factors, the risks RadNet faces, and how such risks can be appropriately managed. While our Board of Directors oversees risk management strategy, our management is responsible for implementing and supervising day to day risk management processes. Our senior management regularly reports to the Board of Directors on areas of material risk, including operational, financial, legal and strategic risks, which enables the Board of Directors to understand management’s views and strategies regarding risk identification, risk management and risk mitigation.

In addition to the oversight role assumed by the full Board of Directors, various committees of the Board of Directors also have responsibility for risk management. The Director of Internal Audit reports directly to our Audit Committee on areas of material financial risk, including internal controls, and the Audit Committee reports to the full Board of Directors on risks identified by the Director of Internal Audit that the Audit Committee believes to be material. In addition, the Compensation and Management Development Committee oversees the risks associated with our compensation policies and practices to ensure that the compensation programs and incentives do not encourage short term risk taking at the expense of long term results or create risks that may have a material adverse effect on RadNet.

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Code of Financial Ethics

We have adopted a written Code of Financial Ethics that is applicable to our directors, officers and employees and is designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications;

•	compliance with applicable laws, rules and regulations, including insider trading compliance; and

•	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

You may obtain a copy of our Code of Financial Ethics on our website at www.radnet.com under Investor Relations – Corporate Governance. The Board of Directors has designated the Audit Committee to be responsible for reviewing the Code of Financial Ethics and making any appropriate updates or amendments. We intend to disclose any changes in this code or waivers from this code that apply to our principal executive officer, principal financial officer, or principal accounting officer by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Review and Approval of Related Party Transactions

As a matter of policy, the Board of Directors reviews and determines whether or not to approve any transaction between RadNet and its directors, director nominees, executive officers and greater than 5% beneficial owners and each of their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single year and the related party has or will have a direct or indirect interest in the transaction.

Related Party Transactions

Howard G. Berger, M.D., is our President and Chief Executive Officer, a member of our Board of Directors, and also owns, indirectly, 99% of the equity interests in Beverly Radiology Medical Group III (“BRMG”). BRMG is responsible for the professional medical services at nearly all of our facilities located in California and Arizona under a management agreement with us, and employs physicians or contracts with various other independent physicians and physician groups to provide the professional medical services at most of our California and Arizona facilities. We generally obtain professional medical services from BRMG in California and Arizona, rather than provide such services directly or through subsidiaries. We have a management agreement with BRMG, that expires on January 1, 2024 but includes an automatic renewal for consecutive 10-year periods. Under our management agreement, BRMG pays us, as compensation for the use of our facilities and equipment and for our services, a percentage of the gross amounts collected for the professional services it renders. The percentage, which was 81% at December 31, 2021, is adjusted, if necessary, to ensure that the parties receive fair value for the services they render. In operation and historically, the annual revenue of BRMG from all sources closely approximates its expenses, including Dr. Berger’s compensation, fees payable to us and amounts payable to third parties. Dr. Berger also owns a controlling interest in two medical groups that provide professional medical services to one of our imaging facilities located in New York. In 2021, Dr. Berger received $500,000 of his salary and his entire bonus payment from BRMG.

On January 1, 2022 we entered into a lease agreement with HFB Heirs Trust II, the holder of approximately 9.9% of our outstanding common stock, with respect to a residential unit located in New York, New York. Under the lease agreement we have agreed to pay rent of $15,000 per month to HFB Heirs Trust II. The lease agreement is for a term of 24 months, subject to automatic renewal for successive three month periods on the same terms and conditions. Our Audit Committee reviewed and approved the terms of the lease agreement.

Board Attendance at Annual Meetings of Stockholders

We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. Two of the seven directors attended the 2021 Annual Meeting of Stockholders.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Management Development Committee has had a relationship with RadNet or any of its subsidiaries other than as a director and stockholder and no member has been an officer or employee of RadNet or any of its subsidiaries, a participant in a “related person” transaction or an executive officer of another entity where one of our executive officers serves on the Board of Directors.

Communication with our Board of Directors

Stockholders may communicate with our Board of Directors through the Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, RadNet, Inc., 1510 Cotner Avenue, Los Angeles, CA 90025. The envelope containing such communication should contain a clear notation that the letter is “Stockholder-Board Communication” or “Stockholder-Director Communication” or a similar statement to indicate it is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified directors.

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DIRECTORS

Nomination Process

Our Nominating and Governance Committee recommends nominees to the Board of Directors for election after carefully considering all candidates, taking into account the qualifications set forth in the Nominating and Governance Committee Charter and all factors the Committee considers appropriate, which may include career specialization, relevant technical, leadership or governance skills, or financial acumen, industry knowledge, other board service, and diversity of viewpoint (including diversity of race, ethnicity, gender, age, education, cultural background, and professional experience).

Our Nominating and Governance Committee Charter contains our policy with regard to the consideration of diversity in the identification of director nominees. As part of its evaluation of Board composition, the Nominating and Governance Committee considers the diversity of candidates to ensure that our Board of Directors is comprised of individuals with a broad range of experiences, skills and backgrounds who can contribute to the Board’s overall effectiveness in carrying out its responsibilities and can represent diverse viewpoints on our Board of Directors. The Nominating and Governance Committee assesses the effectiveness of these efforts when evaluating the composition of the Board of Directors as part of the annual nomination process.

The Nominating and Governance Committee considers stockholder nominees made in accordance with our bylaws, and evaluates candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the Nominating and Governance Committee. Stockholder recommendations may be submitted to the Nominating and Governance Committee in care of the Corporate Secretary at the address set forth under “Communication with our Board of Directors.”

Nominees for Election

The names of the director nominees, their ages as of March 31, 2022, and other information about them are set forth below. All nominees currently serve on the Board of Directors.

Name of Director Nominee	Age	Position	Our Director Since
Howard G. Berger, M.D.	77	Chairman of the Board, Chief Executive Officer	1992
Christine N. Gordon	59	Director, Senior Vice President of Operations, Northern California	2021
Laura P. Jacobs	65	Director	2020
Lawrence L. Levitt	79	Director	2005
Gregory E. Spurlock	60	Director	2021
David L. Swartz	78	Director	2004
Ruth V. Wilson	59	Director, Human Resources Advisor	2019

The following biographies describe the skills, qualities, attributes, and experience of the nominees that led the Board of Directors and the Nominating and Governance Committee to determine that it is appropriate to nominate these directors for election to the Board of Directors.

Howard G. Berger, M.D. has served as President and Chief Executive Officer of RadNet and its predecessor entities since 1987. Dr. Berger received his M.D. at the University of Illinois Medical School, is Board Certified in Nuclear Medicine and trained in an Internal Medicine residency, as well as in a master’s program in medical physics in the University of California system. Dr. Berger brings senior business leadership skills to our Board of Directors and deep industry knowledge derived from his over 40 years of experience in the development and management of RadNet.

Christine N. Gordon currently serves as the Senior Vice President of Operations for RadNet’s Northern California Operations and has served as a director since 2021. Ms. Gordon began her career in radiology in 1984 as a multi-modality technologist, then transitioned into a role in Practice Management for an Orange County, California based radiology group specializing in hospital based and out-patient imaging. Ms. Gordon joined RadNet in 1994, bringing her diverse skill set and expertise in areas including multi-site, multi-modality operations and personnel management, physician and site credentialing, reimbursement operations, payer contracting, acquisitions, and project and asset management. Ms. Gordon has significant industry knowledge and extensive operational experience from her more than 37 years of broad-based experience in the field of medical imaging.

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Laura P. Jacobs has been a member of our Audit Committee, our Nominating and Governance Committee and our Compensation and Management Development Committee since 2020. Since June 2020, Ms. Jacobs has served as the Chief Executive Officer and Managing Principal of Cheviot Health Advisors, LLC. Since January 2019, Ms. Jacobs has served on the board of directors of Front Porch Communities and Services, a non-profit public benefit corporation supporting the development and management of affordable housing for seniors, families, and persons with disabilities. From 1990 to 2020, Ms. Jacobs served as managing principal at GE Healthcare Partners until 2020. Prior to serving as managing principal, Ms. Jacobs led the firm’s healthcare management consulting business from 2015 to 2019, and was a founding principal and executive leader of its predecessor consulting firm, The Camden Group. She is a national expert on healthcare trends and their impact on providers, and has been involved in healthcare management for the past 40 years, including 30 years with GE Healthcare Partners and The Camden Group, advising healthcare providers on strategies, operations and financial performance improvement initiatives. Ms. Jacobs has advised physician organizations, complex health systems and other healthcare entities on strategies for growth, technology adoption and financial performance improvement. Ms. Jacobs has led strategic, financial and operational redesign of health systems, including transforming the framework for decision-making and care delivery. Ms. Jacobs has led the organizational and compensation redesign for provider organizations to achieve greater integration and aligned incentives. She is a published author and speaker regarding current trends in healthcare, payer strategies, risk-based payment models, consumer expectations, clinical integration, governance and performance optimization.

Lawrence L. Levitt has been a member of our Audit Committee since March 2005, a member of our Nominating and Governance Committee since 2011 and Chair of our Compensation and Management Development Committee since 2007. Mr. Levitt is a certified public accountant and received his MBA in Accounting from the University of California Los Angeles. Since 1987, Mr. Levitt has been the President, Chief Financial Officer and a shareholder of Canyon Management Company, a financial service firm which is the General Partner of Genesis Investors, a “fund of fund” hedge fund investing primarily in marketable securities. Mr. Levitt has served as the Managing Partner of Round Two Investment Partners, a privately held investment partnership engaged primarily in securities-related activities, since 1981. Mr. Levitt brings to our Board of Directors extensive financial accounting experience and is an audit committee financial expert under the SEC rules.

Gregory E. Spurlock has been a member of our Compensation and Management Development Committee and our Nominating and Governance Committee since 2021. Mr. Spurlock currently serves as a Senior Advisor to LLR Partners, a Philadelphia-based private equity fund with a focus on health care, a position he has held since 2019. Mr. Spurlock also serves as a Senior Advisor with Global Medical Response, a KKR company with over 38,000 employees providing emergency response to the ill and injured, a position he has held since 2019. Before retiring as President at Alliance Healthcare Services in 2019, Mr. Spurlock directed operations for their professional, technical, and global hospital-based services, encompassing 40 centers across 19 states. Mr. Spurlock was part of the executive team that led U.S. Radiosurgery, LLC from its beginning as a venture-capital backed startup cancer center company in 2004 to its acquisition by Alliance HealthCare Services in 2011. Mr. Spurlock then served as a member of the senior executive team that led Alliance Healthcare’s transition from publicly-traded to international privately-owned company in 2017. Before joining Alliance Health, Mr. Spurlock was Executive Director of the Tennessee Orthopaedic Alliance in Nashville. Prior to his work at the Tennessee Orthopaedic Alliance, Mr. Spurlock served as Executive Director of the Kerlan-Jobe Orthopedic Clinic in Los Angeles. Mr. Spurlock has previously served on a number of boards, including the CyberKnife Coalition, the Corporate Advisory Council of the American Society for Radiation Oncology, and the Board of Directors of the American Association of Orthopaedic Executives. He holds a Bachelor of Science degree from Virginia Tech. Mr. Spurlock brings extensive experience in the medical imaging industry to our Board of Directors (including leadership roles with Alliance HealthCare Services a competing provider) as well as financial expertise from his work for private equity funds focused in the healthcare industry.

David L. Swartz has been Chair of our Audit Committee since 2004, a member of our Nominating and Governance Committee since 2007, a member of our Compensation and Management Development Committee since 2007 and was appointed as Lead Independent Director in 2011. Mr. Swartz is a certified public accountant (retired). Since 2010, Mr. Swartz has owned and continues to operate his own consulting services firm. Mr. Swartz served as a member of the Board of Directors of the California State Board of Accountancy until November 2012 and previously served as its president. Between 1990 and 2008, Mr. Swartz served as the managing partner of Good, Swartz, Brown & Berns LLP which was acquired by J.H. Cohn LLP in 2008. From 2008 to 2010, Mr. Swartz served as a partner at J.H. Cohn LLP. Mr. Swartz also served as chief financial officer of a publicly held shopping center and development company from 1988 to 2000. Prior to 1988, Mr. Swartz served as managing partner and was on the national Board of Directors of a 50 office international accounting firm. Mr. Swartz brings to our Board of Directors extensive public financial accounting experience and is an audit committee financial expert under the SEC rules.

Ruth V. Wilson has been a member of the Board since 2019 and currently serves in a part-time capacity as Human Resources Advisor to the Company. From 1994 to January 2022, Ms. Wilson served in a variety of positions including Senior Vice President of Human Resources, Manager, Director and Vice President of Human Resources. Ms. Wilson has been an active member of our senior management since 1996. Ms. Wilson is an active member of the Society for Human Resources Management and Professionals in Human Resources Association. As a service-based business that relies on its human capital resources, Ms. Wilson provides the Board with a unique perspective on overseeing RadNet’s most valuable asset.

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The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating Committee to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director. This matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean that a particular director does not possess that qualification or skill. The demographic information presented below is based on voluntary self-identification by each nominee.

Director Skills and Demographic Matrix

	Howard G. Berger, M.D.	Christine N. Gordon	Laura P. Jacobs	Lawrence L. Levitt	Gregory E. Spurlock	David L. Swartz	Ruth V. Wilson
Knowledge, Skills & Experience
Corporate Governance	•		•	•	•	•
Financial	•		•	•	•	•
Business Operations	•	•	•	•	•	•	•
Human Capital	•	•	•		•		•
Industry Knowledge	•	•	•	•	•	•	•
Risk Management	•		•	•	•	•	•
Diversity
Gender	Male	Female	Female	Male	Male	Male	Female
LGBTQ+	No	Yes	No	No	Yes	No	No
Race/Ethnicity	White	White	White	White	White	White	White

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COMPENSATION OF DIRECTORS

Overview of Director Compensation

We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to RadNet as well as the skill level required by the members of our Board of Directors. The Compensation and Management Development Committee considers and evaluates compensation arrangements and makes recommendations to the Board of Directors, which has ultimate authority to approve such compensation. In addition, our certificate of incorporation and bylaws include indemnification provisions for our directors and executive officers and we maintain liability insurance for our directors and executive officers. Employee directors do not receive any compensation for their service as a director. In accordance with provisions contained in our stockholder-approved Equity Incentive Plan, as amended (the “Equity Incentive Plan”), the maximum total compensation that can be paid to any non-employee director in a calendar year is $500,000.

Annual Compensation for Non-Employee Directors

Based on the recommendation of the Compensation and Management Development Committee’s independent compensation consultant Pearl Meyer & Partners LLC (“Pearl Meyer”) and a review of peer group data, the Compensation and Management Development Committee and the Board of Directors determined that there would be no changes to non-employee director compensation for 2021, such that all elements of non-employee director compensation shall be the same as in 2020, as set forth in the table below. The Compensation and Management Development Committee and the Board of Directors also determined that there would be no changes to non-employee director compensation for 2022.

Annual cash compensation	$75,000
Audit Committee Chair annual cash compensation	$20,000
Compensation and Management Development Committee Chair annual cash compensation	$10,000
Nominating and Governance Committee Chair annual cash compensation	$10,000
Lead Independent Director annual cash compensation	$10,000
Committee Meeting Attendance (per meeting)	$1,500
Annual equity compensation	$125,000

Equity Compensation Awarded in 2021

On June 10, 2021, each of the non-employee directors received a restricted stock award of 3,999 common shares under the Equity Incentive Plan, with a grant date value of approximately $125,000 based on the $31.26 per-share closing price of RadNet’s common stock. Subject to continued service, vesting of this stock grant will occur at the end of each non-employee director’s current term which coincides with the Annual Meeting.

Nonqualified Deferred Compensation Arrangements

Non-employee directors are eligible to participate in our Nonqualified Deferred Compensation Plan. None of our non-employee directors elected to defer any portion of their 2021 compensation.

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Non-Employee Director Compensation

The table below summarizes the compensation received for the fiscal year ended December 31, 2021 by each of our non-employee directors. Directors who are our employees (Dr. Berger, Ms. Gordon, Ms. Wilson) do not receive any additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Lawrence L. Levitt	108,750	125,009	233,759
Laura P. Jacobs	104,458	125,009	229,467
Gregory E. Spurlock (2)	26,500	125,009	151,509
David L. Swartz	131,250	125,009	256,259
Christine N. Gordon (3)	397,774	148,800	546,574
Ruth V. Wilson (3)	407,399	230,900	638,299

_______________

(1)	Reflects the restricted stock awards described above in “Equity Compensation” awarded in 2021. In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted in 2021 computed in accordance with FASB ASC Topic 718, calculated by multiplying the number of shares subject to the award by the closing price of RadNet’s common stock on the grant date. These are not amounts actually paid to or necessarily realized by the non-employee director. As of December 31, 2021, each of the above non-employee directors held 3,999 shares of unvested restricted stock and no stock options.
(2)	Mr. Spurlock was elected to our Board of Directors on June 10, 2021.
(3)	Ms. Gordon and Ms. Wilson were full time employees (but were not executive officers) in 2021. The amounts reported in the table reflect amounts paid to each of Ms. Gordon and Ms. Wilson for their services as an employee.

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EXECUTIVE OFFICERS

The names of our current executive officers, their ages as of March 31, 2022, and their positions are shown below.

Name of Executive Officer	Age	Position	Executive Officer Since
Howard G. Berger, M.D.	77	President, Chief Executive Officer and Chairman of the Board	1992
Stephen M. Forthuber	61	President and Chief Operating Officer – Eastern Operations	2006
Norman R. Hames	66	President and Chief Operating Officer – Western Operations	1996
Mark D. Stolper	50	Executive Vice President and Chief Financial Officer	2004
Mital Patel	36	Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer	2016
Michael M. Murdock	67	Executive Vice President, Mergers and Acquisitions	2007
David J. Katz	58	Executive Vice President, General Counsel and Corporate Secretary	2020
Ranjan Jayanathan	66	Executive Vice President, Chief Information Officer	2021

Biographical summaries of each of our executive officers who are not also members of our Board of Directors are included below.

Stephen M. Forthuber has served as an executive officer of RadNet since our acquisition of Radiologix, Inc. in 2006 and currently serves as our President and Chief Operating Officer-Eastern Operations. He joined Radiologix in January 2000, serving as Regional Director of Operations, Northeast, Regional Vice President of Operations, Northeast, Senior Vice President and Chief Development Officer, and ultimately Chief Operating Officer of Radiologix at the time of the sale to RadNet. Prior to working at Radiologix, Mr. Forthuber was employed from 1982 until 1999 by Per-Se Technologies, Inc. and its predecessor companies, where he had significant physician practice management and radiology operations responsibilities. Mr. Forthuber received a B.A. in Business Administration from the College of William and Mary in Virginia.

Norman R. Hames has served as an executive officer of RadNet since 1996 and currently serves as our President and Chief Operating Officer-Western Operations. Mr. Hames served on RadNet’s Board of Directors from 2000 until his resignation in 2019. Applying his more than 30 years of experience in the industry, Mr. Hames oversees all aspects of our California and Arizona facility operations. Prior to joining RadNet, Mr. Hames was President and Chief Executive Officer of his own company, Diagnostic Imaging Services, Inc., which owned and operated 14 multi-modality imaging facilities throughout Southern California prior to its sale to RadNet. Mr. Hames gained his initial experience in operating imaging centers for American Medical International, or AMI, and was responsible for the development of AMI’s single and multi-modality imaging centers. Mr. Hames brings business leadership skills from his experience as President and Chief Executive Officer of his own company and has a 30-year background in the day-to-day operations of imaging centers.

Mark D. Stolper has served as our Executive Vice President and Chief Financial Officer since July 2004 and prior to that was an independent member of our Board of Directors. Prior to joining RadNet, Mr. Stolper had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings, and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions. Mr. Stolper has been a member of the board of directors of Surgalign Holdings, Inc. (NASDAQ: SRGA) since March 2017 and Coherus BioSciences, Inc. (NASDAQ: CHRS) since January 2021. He was a member of the board of directors and audit committee for On Track Innovations, Ltd. (NASDAQ: OTIV) from December 2012 until December 2016. He was also previously a member of the board of directors and audit committee for Metropolitan Health Networks, Inc. (NYSE: MDF) from April 2010 until its sale in December 2012. Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles.

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Mital Patel has served as our Executive Vice President of Financial Planning and Analysis since 2016 and Chief Administrative Officer since 2021. Mr. Patel has over a decade of senior healthcare management experience. Mr. Patel began his career at RadNet in 2010 where he applied his extensive healthcare industry experience to drive profitability and market share for RadNet. Mr. Patel started his career at Truxtun Radiology and served as part of the management team before the acquisition by RadNet. Mr. Patel received a B.A. degree in Business Administration from California State University in Bakersfield. Mr. Patel has also been very active in the community, having held board seats in several non-profit organizations.

Michael Murdock has served as our Executive Vice President, Mergers and Acquisitions since 2021. Prior to this role, Mr. Murdock served in other capacities with the Company since 2007, including Executive Vice President, Chief Development Officer. Mr. Murdock has spent the majority of his career in senior financial positions with healthcare companies, ranging in size from venture-backed startups to multi-billion dollar corporations, including positions with American Medical International and its successor American Medical Holding, Inc., a publicly traded owner and operator of acute care facilities that was acquired by National Medical Enterprises, now Tenet Healthcare. From 1999 through 2004, Mr. Murdock served as Chief Financial Officer of Dental One, a venture capital-backed owner and operator of 48 dental practices in Texas, Arizona, Colorado and Utah. From 2005 to 2006, Mr. Murdock served as Chief Financial Officer of Radiologix and joined us following the Radiologix acquisition. Mr. Murdock began his career in 1978 as an auditor with Arthur Andersen after receiving a B.S. degree from California State University, Northridge.

David J. Katz has served as our Executive Vice President and General Counsel since March 2020. Mr. Katz has served as our Corporate Secretary since April 2021. Mr. Katz joined RadNet from the international law firm Perkins Coie LLP, where he was a partner for 20 years, and had been in private practice for over 30 years. Mr. Katz’s legal practice has focused on corporate finance, mergers and acquisitions, business planning and SEC compliance. Mr. Katz has also served as a Los Angeles County Sheriff Reserve Deputy since 1990, and is a two-time Medal of Valor recipient from the Los Angeles County Sheriff’s Department.

Ranjan Jayanathan currently serves as our Executive Vice President and Chief Information Officer, and also serves as General Manager of eRAD, the Company’s information technology division. Mr. Jayanathan joined RadNet in 2010 from Voyant Health, where he was the General Manager of American operations. Prior to Voyant, he was a member of the executive management team of Dynamic Imaging. During his nine year tenure at Dynamic Imaging, Mr. Jayanathan managed sales, client services, and solutions architecture. He assisted with Dynamic Imaging’s sale to General Electric in 2007 and its integration into GE’s operations. Prior to Dynamic Imaging, he held various Chief Information Officer and Research and Development positions at Advanced Radiology, Reynolds and Reynolds, and National Medical Computer Services. Mr. Jayanathan earned a degree in electrical engineering from the Massachusetts Institute of Technology.

Our executive officers are elected annually and serve at the discretion of the Board of Directors. There are no family relationships among any of our executive officers and directors. There have been no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no arrangements or understandings with another person pursuant to which any of our executive officers or directors were selected as an executive officer or director. None of our current directors or executive officers have been, during the past 10 years, involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

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COMPENSATION COMMITTEE REPORT*

The Compensation and Management Development Committee of the Board of Directors is comprised of independent non-employee directors and operates pursuant to a written charter. A copy of the charter can be viewed by visiting our website at www.radnet.com and clicking on “Investor Relations” and then on “Corporate Governance.” The Compensation and Management Development Committee is responsible for setting and overseeing the administration of the policies governing annual compensation of RadNet’s executive officers. The Compensation and Management Development Committee reviews the performance and compensation levels for executive officers, including the Chief Executive Officer, and sets salary levels.

The Compensation and Management Development Committee has reviewed and discussed with RadNet’s management the “Compensation Discussion and Analysis” included below and unanimously recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Management Development Committee:

Lawrence L. Levitt, Chair Laura P. Jacobs Gregory E. Spurlock David L. Swartz

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based and the compensation paid to our 2021 Named Executive Officers (who consist of our principal executive officer, principal financial officer and our next three most highly compensated executive officers in 2021):

Howard G. Berger, M.D. – President and Chief Executive Officer (our principal executive officer)

Norman R. Hames – President and Chief Operating Officer – Western Operations

Stephen M. Forthuber – President and Chief Operating Officer – Eastern Operations

Mark D. Stolper – Executive Vice President and Chief Financial Officer (our principal financial officer)

Mital Patel – Executive Vice President of Financial Planning and Analysis and Chief Administrative Officer

Our executive compensation program is designed to attract, retain and motivate talented executive officers who are capable of providing leadership, vision and execution necessary to achieve our business objectives. We actively seek to align the interests of our Named Executive Officers with the creation of stockholder value through our equity compensation program. We believe the compensation paid to our Named Executive Officers for the year ended December 31, 2021 appropriately reflects and rewards their contribution to our performance.

The outbreak of the COVID-19 pandemic in 2020 significantly disrupted our operations, resulting in significantly reduced procedure volumes for the first three quarters of that year. RadNet’s management responded quickly and effectively to adjust costs in response to the declining procedure volumes, while taking steps to position the Company for stronger performance in 2021 and beyond.

By the end of 2021, our procedure volume returned to pre-COVID-19 levels. Our 2021 revenue of $1.32 billion was a 20.6% increase over 2020. We generated net income for 2021 of $24.7 million, compared to a net loss of $14.8 million in 2020.

In addition, in 2021, through the efforts of our executive management team, we continued to invest and position the Company for future growth, adding 27 new radiology centers in California, Delaware, New Jersey, and New York in 2021.

Compensation Philosophy

The following principles influence and guide the compensation decisions of the Compensation and Management Development Committee:

•	Our Management Team is Integral to our Success. At the core of our compensation philosophy is the guiding belief that our management team is an integral component to RadNet’s continued success. Equity compensation and cash bonuses are generally determined near the end of the calendar year and are paid at the beginning of the fiscal year with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

•	Compensation Decisions Should Promote the Interests of Stockholders. Compensation should create incentives for management to achieve strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The Compensation and Management Development Committee believes that stock option and/or restricted stock awards (or restricted stock units (“RSUs”)) create long-term incentives that align the interests of management with the long-term interests of stockholders.

•	Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy: (1) total compensation is higher for individuals with greater responsibility and greater ability to influence RadNet’s achievement of targeted results and strategic initiatives; and (2) equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

•	Internal Pay Equity. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but the Compensation and Management Development Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our Named Executive Officers, and reviews compensation levels to ensure that appropriate pay equity exists.

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•	Compensation Should be Reasonable and Responsible. It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels and the Compensation and Management Development Committee periodically reviews market information from external sources or advisors to determine appropriate levels. Our executive compensation programs are intended to be consistent with our focus on controlling costs.

•	Compensation Disclosures Should be Clear and Complete. The Compensation and Management Development Committee and management believe that all aspects of executive compensation should be clear, comprehensible and promptly disclosed in plain English. The Compensation and Management Development Committee and management believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Board and Committee Process

The Role of the Compensation and Management Development Committee

Our Board of Directors has delegated to the Compensation and Management Development Committee the authority to approve all compensation and awards to Named Executive Officers. With respect to equity compensation awarded to the Named Executive Officers and others, the Compensation and Management Development Committee acts as the administrator under the Equity Incentive Plan, and has the authority under that plan to grant equity compensation awards, including restricted stock, RSUs and stock options.

Our Compensation and Management Development Committee meets as often as necessary to perform its duties and responsibilities. The Committee meets with its compensation consultant and, as applicable, executive management, including our Chief Executive Officer. The Compensation and Management Development Committee meets in executive session each year to: (1) evaluate the performance of the Named Executive Officers, (2) set the annual compensation of the Named Executive Officers, and (3) consider and approve any grants of equity incentive compensation to the Named Executive Officers.

The Compensation and Management Development Committee has ultimate authority, including delegated authority over all aspects of Named Executive Officer compensation, including the base salary for each Named Executive Officer and the overall compensation of the Chief Executive Officer. The Compensation and Management Development Committee has, for several years, adhered to an informal policy pursuant to which each year the Committee determines, based on a number of factors, the aggregate maximum value of cash bonus, restricted stock (or RSUs) and/or stock options that may be awarded to each Named Executive Officer. The Compensation and Management Development Committee has delegated to the Chief Executive Officer the authority to allocate the exact amount of such awards and the combination of cash and equity for the other Named Executive Officers.

The Role of Management in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

•	to establish the operating budget approved by the Board of Directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers;

•	to make recommendations to the Compensation and Management Development Committee on salary levels and stock option and restricted stock awards (or RSUs); and

•	our Chief Executive Officer allocates the amount of cash bonus, restricted stock (or RSUs) and stock option amounts to be awarded to our Named Executive Officers (other than himself), in all cases subject to the guidelines and limitations established (and subject to approval) by the Compensation and Management Development Committee.

Management also prepares information for each Compensation and Management Development Committee meeting. Our Chief Executive Officer also participates in committee meetings at the request of the Compensation and Management Development Committee to provide, among other things:

•	background information regarding RadNet’s strategic objectives; and

•	his evaluation of the performance of the Named Executive Officers, including accomplishments, and areas of strength and weakness.

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The Role of the Compensation Consultant

Under its charter, the Compensation and Management Development Committee is granted the authority to retain outside advisors and compensation consultants. The Compensation and Management Development Committee has retained the compensation consulting firm Pearl Meyer to serve as its independent outside compensation consultant and provide compensation analysis and advice since 2016. Pearl Meyer provides the following services with respect to compensation determinations:

•	Executive compensation benchmarking and framework;

•	Assessment of market trends of non-employee director compensation;

•	Review of market compensation practices and trends;

•	Annual incentive plan and equity award design;

•	Advice on merit increases, target bonuses and equity award levels; and

•	Legislative and regulatory updates.

Pearl Meyer attends certain Compensation and Management Development Committee meetings in person or by telephone, including executive sessions as requested, and consults with the Compensation and Management Development Committee Chair between meetings. Pearl Meyer also reviewed and commented on this executive compensation disclosure and the Named Executive Officer and director compensation tables contained in this Proxy Statement.

As part of the selection and retention process, the Compensation and Management Development Committee analyzes the independence of Pearl Meyer under SEC and Nasdaq Rules. Pearl Meyer reports directly to the Compensation and Management Development Committee and performs no other work for RadNet besides rendering compensation consulting services.

In accordance with its charter, the Compensation and Management Development Committee analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (a) the provision of other services to RadNet by Pearl Meyer; (b) the amount of fees from RadNet paid to Pearl Meyer as a percentage of the firm’s total revenue; (c) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (d) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by the firm with an executive officer of RadNet; (e) any business or personal relationship of the individual compensation advisors with any member of the Compensation and Management Development Committee; and (f) any stock of RadNet owned by Pearl Meyer or the individual compensation advisors employed by the firm. The Compensation and Management Development Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to RadNet has not created a conflict of interest.

The Role of Peer Companies and Benchmarking

The Compensation and Management Development Committee reviews a peer group of companies (“Peer Group”) recommended by Pearl Meyer in order to assess the competitiveness of our executive officer compensation level and structure. The composition of the Peer Group is reviewed periodically.

For 2021, the Peer Group consisted of the following companies:

AAC Holdings, Inc.	Amedisys Inc.	American Renal Associates Holdings, Inc.
Chemed Corp.	Civitas Solutions, Inc.	The Ensign Group, Inc.
Healthways Inc. (changed to Tivity Health, Inc.)	LHC Group, Inc.	National Healthcare Corp.
Premier, Inc.	Providence Service Corp.	Surgery Partners, Inc.
US Physical Therapy Inc.

The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with annual revenue approximately one-third to two times RadNet’s annual revenue; and

•	primary operations in the healthcare facility and services industry.

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Elements of Executive Compensation

Base Salary

We seek to establish a base salary compensation level that appropriately recognizes each Named Executive Officer’s achievements and contributions. Base salary also provides executives with a secure level of monthly income that is not at risk, and our Compensation and Management Development Committee believes that this gives our Named Executive Officers the ability to focus on the longer term and avoid the urgency that could otherwise encourage a Named Executive Officer to take unnecessary risks. In determining base salaries, our Compensation and Management Development Committee considers the Named Executive Officer’s qualifications and experience, scope of responsibilities and future potential, the executive’s ability to influence RadNet’s achievements of targeted results and strategic initiatives, the goals and objectives established for the Named Executive Officer, the Named Executive Officer’s past performance, the general pay practices at other companies in our Peer Group, internal pay equity and the tax deductibility of base salary.

Discretionary Cash Bonuses

In recent years, the Compensation and Management Development Committee has elected to supplement base salary and equity based compensation with discretionary cash bonus awards generally paid in the beginning of the fiscal year. These discretionary cash bonuses are awarded with the goal of continuing to retain and incentivize our Named Executive Officers to achieve or exceed the strategic initiatives set for the upcoming year.

Equity Based Compensation

We believe that equity compensation is the most effective means of aligning the interests of our officers and other key management personnel with gains realized by our stockholders. The Compensation and Management Development Committee uses equity awards, including restricted stock, RSUs and stock options, as a long-term incentive vehicle because:

•	restricted stock, RSUs and/or stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders; and

•	the vesting period encourages executive retention and the creation of stockholder value.

We use a mix of restricted stock, RSUs and/or stock options for equity compensation grants to the Named Executive Officers. In determining the maximum number of shares of restricted stock, RSUs and stock options to be granted to Named Executive Officers, the Compensation and Management Development Committee considers the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance, the value of the equity awards in relation to other elements of total compensation, internal pay equity and market competitiveness. The Chief Executive Officer considers similar factors when allocating the number of shares of restricted stock, RSUs and stock options to be granted to the senior executive officers, within the limitations set by the Compensation and Management Development Committee.

Our Equity Incentive Plan was most recently approved by our stockholders at our annual stockholders meeting on June 10, 2021. Unless terminated earlier, the Equity Incentive Plan will terminate on April 14, 2031. The Equity Incentive Plan permits the discretionary award of incentive stock options (ISOs), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, and RSUs. Directors, officers, employees and consultants of RadNet and certain of our affiliated companies are eligible to receive awards under the Equity Incentive Plan.

As of March 31, 2022, approximately 9,477 employees (including 8 executive officers) and 4 non-employee directors were eligible to participate in the Equity Incentive Plan. Our Equity Incentive Plan has provided the principal method for our Named Executive Officers (other than our Chief Executive Officer) to acquire equity or equity linked interests in RadNet.

The Compensation and Management Development Committee administers the Equity Incentive Plan and, among other things, selects individuals to whom awards may be granted, determines the type of award as well as the number of shares of common stock to be covered by each award, determines the terms and conditions of any awards, including performance goals (if any) and their degree of satisfaction and interprets the terms and provisions of the Equity Incentive Plan and any stock award issued under the Equity Incentive Plan. However, the exercise prices of outstanding stock options and SARs may not be lowered or reduced without the approval of our stockholders. In addition, the Equity Incentive Plan limits grants to any non-employee director so that total compensation in any calendar year in the aggregate does not exceed $500,000. That limit includes all cash compensation such as annual retainers and other fees (whether or not granted under the Equity Incentive Plan) plus the aggregate grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards issued under the Equity Incentive Plan or under any other incentive plan.

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An aggregate total of 16.5 million shares may be issued under the Equity Incentive Plan. As of March 31, 2022, there remained 2,517,972 shares available for future issuance under the Equity Incentive Plan. Shares underlying forfeited or terminated awards, or awards which are entirely settled with cash or which are repurchased by RadNet for a repurchase price that does not exceed what the grantee paid for such shares, will become fully available again for issuance under the Equity Incentive Plan. No fractional shares may be issued under the Equity Incentive Plan.

Additional Benefits

Our executive officers, including our Named Executive Officers, participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Perquisites to our Named Executive Officers are not a material element of our compensation program. We pay the premiums for our Named Executive Officers’ coverages under our health and life insurance plans and all of our Named Executive Officers are provided a monthly car allowance. We also maintain a Split Dollar Life Insurance Plan pursuant to which we have corporate owned life insurance (“COLI”) policies on our key management employees including our Named Executive Officers. These COLI policies would, upon the insured’s death, pay death benefits proceeds to the insured’s beneficiaries while RadNet would then receive any excess death benefit proceeds along with any remaining cash surrender value of the COLI policy. Each Named Executive Officer has executed a participation agreement with RadNet under the Split Dollar Life Insurance Plan, which agreement specifies the amount of death benefit proceeds and the beneficiaries of this life insurance arrangement. Additionally, we have historically provided matching 401(k) contributions for our employee participants, which we suspended in 2020 but provided again in 2021

Change in Control and Severance Arrangements

As an inducement to attract and retain qualified executive officers, certain benefits are provided if the Named Executive Officer’s employment is terminated under certain circumstances, including termination following a change in control of RadNet. Certain of our Named Executive Officers’ employment agreements provide for them to receive severance payments to include a multiple of their annual base salary and there is full acceleration of vesting for all then-unvested shares subject to restricted stock awards, RSUs, stock option awards or warrants upon the date of termination of employment outside of a change in control of RadNet. Certain of our Named Executive Officers’ employment agreements provide that if, in anticipation of or during the 24 months following a change in control of RadNet, a Named Executive Officer’s employment is terminated without “Cause” or a Named Executive Officer resigns for “Good Reason” (each as defined in the Equity Incentive Plan), then all then-unvested shares subject to restricted stock awards, RSUs, stock option awards or warrants become fully vested upon the date of termination of employment. In addition, certain of our Named Executive Officers’ employment agreements provide that, in the event of a change in control of RadNet, all then-unvested shares subject to restricted stock awards, RSUs, stock option awards or warrants become fully vested upon the date of the change in control. None of our Named Executive Officers are eligible for gross-up payments to cover excise taxes in connection with a change in control transaction. There is full acceleration of vesting for all then-unvested shares underlying restricted stock awards, RSUs and stock option grants under the Equity Incentive Plan and the Nonqualified Deferred Compensation Plan upon termination of a participant’s service due to his/her death or disability.

Nonqualified Deferred Compensation Arrangements

We maintain a Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) which is administered by the Compensation and Management Development Committee. The Named Executive Officers, the members of the Board of Directors, and other executives or highly compensated employees of RadNet or designated affiliated entities (collectively, “participants”) who are selected by the Compensation and Management Development Committee are eligible to participate in the Deferred Compensation Plan. Participants have the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock awards. The Compensation and Management Development Committee determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. It may also, in its discretion, credit a participant’s account with a contribution amount from RadNet.

Cash-based deferrals may also accrue notional investment returns based on the performance of one or more measurement funds selected by RadNet and in which the participant may elect to have portions of his/her cash account hypothetically invested. RadNet stock grant deferrals will be settled on a one-for-one basis with RadNet common shares (or their cash equivalent). The Deferred Compensation Plan is not funded; payments are made out of RadNet’s general assets and participants are unsecured general creditors of RadNet with respect to deferred amounts. However, as expressly permitted under the Deferred Compensation Plan and applicable tax laws, RadNet has established a “rabbi trust” to provide a source of funds for meeting its financial obligations under the Deferred Compensation Plan.

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Participants generally must submit their elections to defer compensation before the calendar year in which compensation is earned (except that participants can make a deferral election within 30 days of their initial eligibility to participate in the Deferred Compensation Plan). Once such an election is timely made, the deferral remains effective for subsequent years unless the participant affirmatively terminates the deferral. Settlement of deferred amounts will be affected in accordance with the Deferred Compensation Plan and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of RadNet. The aggregate amount that could potentially be paid out under the Deferred Compensation Plan is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and RadNet stock value.

The Deferred Compensation Plan is intended to be a “top-hat” plan and is governed by the laws of the state of Delaware except to the extent preempted by The Employee Retirement Income Security Act of 1974. It is intended that the Deferred Compensation Plan and any payments thereunder comply with Internal Revenue Code (“Code”) Section 409A, which governs the federal income taxation of nonqualified deferred compensation. The Deferred Compensation Plan will remain in effect until terminated by RadNet, but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after termination.

Policy Prohibiting Hedging and Pledging

Our insider trading policy prohibits employees, advisors, officers, directors and consultants of the Company, members of their immediate families, and corporations, partnerships or similar entities which such persons influence or control (collectively, “Covered Persons”) from entering into hedging or derivative transactions, including purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Our chief compliance officer has the authority to grant exceptions to the prohibition against pledges where a Covered Person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Pay Ratio Disclosure

Under SEC rules we are required to disclose the ratio of our median employee’s total annual compensation to the total annual compensation of Dr. Berger, our principal executive officer.

In determining the median employee, we prepared a list of all employees as of December 31, 2020. We excluded 38 employees based overseas in Canada and Hungary, because they represented less than 1.0% of total employees and their exclusion did not have a material effect on the median calculation. We do not grant equity compensation awards widely to our employees, and consequently determined that annual gross wages is an appropriate compensation metric to utilize. We selected our median employee based on the annual gross wages reflected in our payroll records in 2020, which includes part-time, temporary and international employees (we do not have any seasonal employees). In accordance with applicable SEC rules we have used the same median employee for our 2021 pay ratio calculation.

For 2021, the pay ratio calculation is as follows, showing that for 2021, the PEO’s total annual compensation was 121 times that of the median of the total annual compensation of all employees other than the PEO:

Median Employee total annual compensation	$37,736
Dr. Berger (“PEO”) total annual compensation	$4,567,222
Ratio of PEO to Median Employee Compensation	121.03:1

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. These companies may also operate in different industries and different geographic locations, be of a different size, have different revenues, earnings and market capitalization and be subject to different regulations than RadNet.

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2021 Compensation Determinations

The Compensation and Management Development Committee elected to not increase base salaries for the Named Executive Officers in 2021 other than a $25,000 increase for Mr. Patel in recognition of his promotion to Chief Administrative Officer. In connection with such promotion, in January 2021 Mr. Patel also was awarded 25,000 vested shares under the Equity Incentive Plan.

Based on the competitive analysis provided by Pearl Meyer, the Compensation and Management Development Committee established the maximum amounts for the discretionary cash bonus and restricted stock (or RSU) grants. The maximum cash bonus and restricted stock grant amounts are to equal, in the aggregate, approximately 100% of such Named Executive Officer’s annual base salary paid in 2020. The maximum amounts for discretionary cash bonuses, restricted stock (or RSU) grants and stock options in 2021 are intended to support retention and to continue to align the interests of our Named Executive Officers with the creation of stockholder value. On January 4, 2021, in accordance with the Compensation and Management Development Committee’s authorization, Dr. Berger elected to award the maximum amounts for any discretionary cash bonus and restricted stock (or RSU) grants to each of the Named Executive Officers (other than the Chief Executive Officer), as set forth below. Our closing share price on January 4, 2021 was $18.60. The Compensation and Management Development Committee did not authorize any stock option grants to the Named Executive Officers. Consistent with prior years, the Compensation and Management Development Committee elected not to grant any equity compensation awards to Dr. Berger in 2021. As an alternative to an equity award, the Compensation and Management Development Committee awarded Dr. Berger a discretionary cash bonus of $3,000,000, which was paid in January 2021.

	Cash Bonus	Shares of Restricted Stock/RSUs (#)
Howard Berger	$3,000,000	–
Stephen Forthuber	$450,000	24,193
Norman Hames	$450,000	24,193
Mark Stolper	$393,750	21,169
Mital Patel	$375,000	20,161

Mr. Stolper’s stock grant (net of the portion transferred to his former spouse) was in the form of a RSU because he had timely elected to defer such equity grant compensation under the Deferred Compensation Plan. The restricted stock and RSU grants vest annually in equal one-third increments with the first installment vesting on the grant date.

Additionally, in light of the Company’s successful weathering of the difficulties caused by the COVID-19 pandemic during the prior year and the voluntary reduction in Named Executive Officers’ salaries for six months in 2020, rather than reimburse the Named Executives Officers in cash for the reduced salaries, the Compensation and Management Development Committee elected to make a one-time grant of vested shares to the Named Executive Officers (other than the CEO) on September 21, 2021 (when the closing price of a common share was $27.86). The value of the shares granted generally reflected a portion of salaries the Named Executive Officers voluntarily elected to forego in 2020. The table below summarizes these awards.

Shares of Restricted Stock/RSUs (#)
Howard Berger	–
Stephen Forthuber	2,755
Norman Hames	2,744
Mark Stolper	2,410
Mital Patel	2,296

2021 Stockholder Advisory Vote on Executive Compensation

In June 2021, over 95% of the stockholder votes (including those that abstained and excluding broker non-votes) were cast “FOR” the stockholder advisory vote regarding our Named Executive Officers’ compensation. The Compensation and Management Development Committee carefully considered these results and a variety of other information, including the most recent competitive market assessment of pay, in determining compensation structure and amounts for 2022.

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2022 Compensation Determinations

In August of 2021, with input from Pearl Meyer, the Compensation and Management Development Committee updated the Peer Group given the Company’s growth and changes in potential peers due to acquisitions or recent public offerings, as follows

Acadia Healthcare Company, Inc.	AdaptHealth Corp	Addus HomeCare Corporation
Apria, Inc.	Aveanna Healthcare Holdings Inc.	Cano Health, Inc.
The Ensign Group, Inc.	Fulgent Genetics, Inc.	Hanger, Inc.
InnovAge Holding Corp.	LHC Group, Inc..	MEDNAX, Inc.
ModivCare Inc.	Surgery Partners, Inc.

The following selection criteria was established to identify companies for inclusion in the Peer Group:

•	U.S. publicly traded companies with annual revenue approximately one-third to two times RadNet’s annual revenue; and

•	primary operations in the healthcare facility and services industry.

The Compensation and Management Development Committee, with advice from Pearl Meyer, elected to increase base salaries for the Named Executive Officers effective January 1, 2022 in order to attain a greater level of parity with the 2022 Peer Group, as set forth below:

	2021 Salary	2022 Salary
Howard Berger	$1,200,000	$1,500,000
Stephen Forthuber	$600,000	$650,000
Norman Hames	$600,000	$650,000
Mark Stolper	$525,000	$575,000
Mital Patel	$525,000	$575,000

Based on the superior results achieved in 2021, and in order to align a portion of the compensation awarded with compensation-based metrics, in January 2022, the Compensation and Management Development Committee awarded the Named Executive Officers (other than the CEO): (a) cash awards (in amounts equal to 100% of annual base salary for 2021), (b) restricted shares, or RSUs for those Named Executive Officers who are deferring incentive compensation under the Deferred Compensation Plan, with a grant date value approximately equal to 75% of their 2021 base salaries and (c) stock options with the grant date value approximately equal to the Black Scholes option pricing value of 75% of the 2021 base salaries. The number of restricted shares/RSUs issued was equal to the whole number (rounded down to the nearest integer) that is the quotient of the dollar value shown below divided by the closing price of a common share on the grant date of January 4, 2022 (which was $29.44). One-third of the restricted shares/RSUs vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining restricted shares/RSUs will vest in two equal annual installments on January 3, 2023 and 2024. One-third of the stock options vested on the date of grant. Subject to the Named Executive Officer’s continued service, the remaining two-thirds of the Options will vest in three equal annual installments January 2, 2023, 2024 and 2025. The stock options have a per share exercise price of $29.44. The Compensation and Management Development Committee approved a $4.0 million cash bonus to Dr. Berger (who receives no equity compensation).

	Cash Bonus($)	Grant Date Value of Equity Award ($)	Shares/ RSUs (#)	Option Shares (#)
Howard Berger	4,000,000	–	–	–
Stephen Forthuber	600,000	450,000	15,285	33,300
Norman Hames	600,000	450,000	15,285	33,300
Mark Stolper	525,000	393,750	13,374	29,140
Mital Patel	525,000	393,750	13,374	29,140

The Compensation and Management Development Committee determined, based on its discussions and recommendations from Pearl Meyer, to implement a modified incentive compensation arrangement commencing in 2022 and which includes making certain equity incentive grants in January 2022 to the Named Executive Officers (rather than in January 2023) and introducing performance based equity incentive awards.

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Accordingly, on January 4, 2022, the Compensation and Management Development Committee approved the award to each Named Executive Officer (other than the CEO) of restricted shares/RSUs and options, each with a grant date value approximately equal to 25% of their 2022 base salaries. The options have a per share exercise price of $29.44. Subject to the Named Executive Officer’s continued service, these restricted shares/RSUs and options shall vest on January 4, 2023. The following table summarizes these awards.

	Grant Date Value of Equity Award ($)	Shares/ RSUs (#)	Option Shares (#)
Howard Berger	–	–	–
Stephen Forthuber	162,500	5,519	12,025
Norman Hames	162,500	5,519	12,025
Mark Stolper	143,750	4,882	10,635
Mital Patel	143,750	4,882	10,635

Additionally, on January 4, 2022, the Compensation and Management Development Committee also approved the award to each Named Executive Officer (other than the CEO) of performance-based options (“PSOs”) and performance-based restricted stock units (“PSUs”). The performance vesting conditions are based on attainment of adjusted EBITDA goals established by the Compensation and Management Development Committee for calendar year 2022. The maximum number of shares subject to these PSOs have an aggregate grant date value approximately equal to the Black-Scholes option value of approximately 50% of the 2022 base salaries. The target number of shares subject to these PSUs have an aggregate grant date value approximately equal to 25% of the 2022 base salaries. The maximum number of PSUs that can vest is equal to 200% of the target number. The closing price of a common share on the grant date of January 4, 2022 was $29.44. The portion of the PSOs and PSUs that satisfy the EBITDA performance vesting conditions will also be subject to continued service vesting conditions. 50% of those PSUs will incrementally vest on each of January 4th of 2024 and 2025. One-third of those PSOs will incrementally vest on each of January 4th of 2024, 2025 and 2026. The PSOs have a per share exercise price of $29.44. The tables below summarize these performance based awards.

	Grant Date Value of Equity Award	Target Number of PSUs
Howard Berger	$–	–
Stephen Forthuber	$162,500	5,519
Norman Hames	$162,500	5,519
Mark Stolper	$143,750	4,882
Mital Patel	$143,750	4,882

	Grant Date Value of Equity Award	Maximum Number of PSOs
Howard Berger	$–	–
Stephen Forthuber	$325,000	24,050
Norman Hames	$325,000	24,050
Mark Stolper	$287,500	21,275
Mital Patel	$287,500	21,275

Taxes, Risks and other Considerations

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” The Compensation and Management Development Committee considers tax deductibility as one of many factors in determining executive compensation, including the impact of these tax law changes. However, the Compensation and Management Development Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in our best interest and the best interest of our stockholders. Thus, executive compensation arrangements may not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

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Risk Considerations in Our Compensation Programs

Our Compensation and Management Development Committee reviews the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. The Committee believes our compensation programs strike a balance between providing secure compensation (base salaries) as well as appropriate short- and long-term incentives, such that our executive officers are not encouraged to take unnecessary or excessive risks.

Stock Ownership

We structure our pay to consist of primarily fixed compensation with base salary in cash, bonuses and non-cash long-term incentive programs. Although we do not have requirements or guidelines specifying amounts of ownership of RadNet common stock for our Named Executive Officers, we do promote and encourage the aligning of their interests with those of our stockholders by providing them with significant equity awards.

Recoupment of Compensation Policy

Our Board of Directors has adopted a Policy on Recoupment of Compensation or “Clawback Policy” that is intended to deter both financial/accounting irregularities with respect to RadNet’s financial statements and also misconduct by senior executives. The Clawback Policy is generally administered by the Compensation and Management Development Committee although the Board of Directors may administer the policy or designate another committee to serve in such role, and may also act in conjunction with the Audit Committee. The policy applies to RadNet’s officers and other designated key employees (collectively, “Senior Executives”) during their employment and continuing until the third anniversary of their cessation in serving as a Senior Executive.

Under the Clawback Policy, if RadNet restates any financial statements previously filed with the SEC (other than due to a change in accounting policy), then the Compensation and Management Development Committee (or other designated committee) can take certain actions to recoup performance-based compensation from the Senior Executives that exceeded the amount that would have been paid under the restated financial results, including the cancellation of equity compensation awards. Performance-based compensation that was paid or earned more than three years prior to the date of discovery of the financial/accounting irregularity would generally not be subject to recoupment under the Clawback Policy. A Senior Executive that is determined to have committed “Misconduct” (as defined under the Clawback Policy) is subject to additional measures including recoupment or cancellation or reimbursement of incentive compensation, adjustment of future compensation, and/or disciplinary actions including termination of employment (with concurrence of the Board of Directors).

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table, footnotes and related narrative summarizes the total compensation paid to or earned by each of our Named Executive Officers for 2021, 2020 and 2019:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Howard G. Berger, M.D.	2021	1,200,000	3,308,654	--	--	58,568	4,567,222
President and Chief Executive Officer	2020	782,692	2,000,000	--	--	53,069	2,835,761
(principal executive officer)(4)	2019	1,000,000	2,000,000	--	--	48,401	3,048,401

Stephen M. Forthuber	2021	600,000	450,000	526,721	--	37,265	1,613,986
President and Chief Operating	2020	445,192	275,000	275,000	124,272	31,424	1,150,888
Officer – Eastern Operations	2019	550,000	275,000	274,977	131,842	33,435	1,265,254

Norman R. Hames	2021	600,000	450,000	526,721	--	16,375	1,593,096
President and Chief Operating	2020	445,192	275,000	275,000	124,272	12,607	1,132,071
Officer – Western Operations	2019	550,000	275,000	274,977	131,842	14,873	1,246,712

Mark D. Stolper	2021	525,000	393,750	460,882	--	28,466	1,408,098
Executive Vice President and Chief Financial Officer	2020	389,375	237,500	237,500	107,322	23,964	995,661
(principal financial officer)	2019	475,000	237,500	237,498	113,877	25,608	1,089,483

Mital Patel	2021	524,038	375,000	1,153,939	--	38,895	2,091,873
Executive Vice President of Financial Planning and Analysis and	2020	368,173	212,500	212,500	96,022	33,184	922,379
Chief Administrative Officer	2019	425,000	187,500	187,493	89,897	33,988	923,988

_______________

(1)	The salaries paid to our Named Executive Officers in 2020 were reduced compared to prior years as the result of a voluntary reduction of base salaries during the period from April 2020 to October 2020 in response to uncertainties associated with the COVID-19 pandemic.

(2)	The value for the stock awards is based on the number of shares granted multiplied by the closing share price of our common stock on the date of grant. These are not amounts actually paid to or realized by the Named Executive Officer. No option awards were granted in 2021. In accordance with SEC rules, the grant date fair value for stock options is calculated based on a Black Scholes valuation of each award from 2020 (the last year were awards were granted), determined under FASB ASC 718 incorporating the following assumptions: expected life 6 years; weighted average volatility 45.2%; risk free interest rate 1.8%; and expected dividend yield 0%. We used historical stock prices as the basis for the volatility assumptions. The risk free interest rate was based on U.S. Treasury rates in effect at the time of grant.

(3)	For 2021, the Named Executive Officers received the following: (i) an annual car allowance as follows: $15,000 for Mr. Forthuber, $4,875 for Mr. Hames, $9,600 for Mr. Stolper, and $18,000 for Mr. Patel; (ii) RadNet paid premiums for coverage under RadNet’s split dollar life insurance plans in the following amounts: $41,987 for Dr. Berger, $1,790 for Mr. Forthuber, $2,440 for Mr. Hames, $760 for Mr. Stolper, and $420 for Mr. Patel; (iii) a 401(k) retirement plan match from RadNet in the amount of $2,900 for each of Messrs. Forthuber, Hames, Stolper, and Patel; (iv) RadNet paid premiums for group health insurance (medical, dental and vision) plans in the following amounts: $16,582 for Dr. Berger, $17,575 for Mr. Forthuber, $6,160 for Mr. Hames, $15,206 for Mr. Stolper, and $17,575 for Mr. Patel; and (v) an immaterial amount of Company paid premiums for life insurance and long-term disability coverage under RadNet’s group life insurance plans.

(4)	$500,000 of the base salary and all of the bonus compensation paid to Dr. Berger in each year was paid by BRMG.

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Grants of Plan-Based Awards

The table below sets forth certain information with respect to grants of awards to our Named Executive Officers under the Equity Incentive Plan during 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Stephen M. Forthuber	1/4/21	24,193	450,000
	9/21/21	2,755	76,754
Norman R. Hames	1/4/21	24,193	450,000
	9/21/21	2,755	76,754
Mark D. Stolper	1/4/21	21,169	393,750
	9/21/21	2,410	67,142
Mital Patel	1/4/21	45,161	840,000
	9/21/21	2,296	63,966

_______________

(1)	Each restricted stock/RSU award awarded on January 4, 2021 vests in equal annual increments on January 4th of 2021, 2022 and 2023, subject to the officer’s continued service. Please see footnote (2) to the table under Outstanding Equity Awards at Fiscal Year End, below, for a description of conditions which cause acceleration of vesting for outstanding stock awards. A 25,000 share stock award granted to Mital Patel on January 4, 2021, and each restricted stock/RSU award awarded on September 21, 2021 was fully vested at grant.

(2)	For discussion regarding the valuation model and assumptions used to calculate the grant date fair value of these stock awards, see footnote (2) to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year End

The table below summarizes outstanding equity awards held by our Named Executive Officers at December 31, 2021.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Stephen M. Forthuber
January 4, 2016 Grant	39,127	--	6.07	1/4/2026
January 6, 2017 Grant	37,698	--	6.30	1/6/2027
January 2, 2018 Grant	27,363	--	10.05	1/2/2028
January 7, 2019 Grant	16,772	8,386	10.93	1/7/2029
January 6, 2020 Grant	4,487	8,974	20.43	1/6/2030	4,487	135,104
January 4, 2021 Grant					16,129	485,644
Norman R. Hames
January 4, 2016 Grant	39,127	--	6.07	1/4/2026
January 6, 2017 Grant	19,179	--	6.30	1/6/2027
January 2, 2018 Grant	11,194	--	10.05	1/2/2028
January 7, 2019 Grant		8,386	10.93	1/7/2029
January 6, 2020 Grant	4,487	8,974	20.43	1/6/2030	4,487	135,104
January 4, 2021 Grant					16,129	485,644
Mark D. Stolper (4)
January 4, 2016 Grant	35,703	--	6.07	1/4/2026
January 6, 2017 Grant	34,399	--	6.30	1/6/2027
January 2, 2018 Grant	14,376	7,188	10.05	1/2/2028
January 7, 2019 Grant	13,219	6,609	10.93	1/7/2029
January 6, 2020 Grant	3,536	7,072	20.43	1/6/2030	3,536	106,469
January 4, 2021					12,878	387,757
Mital Patel
January 6, 2017 Grant	29,762	--	6.30	1/6/2027
January 2, 2018 Grant	12,438	6,219	10.05	1/2/2028
January 7, 2019 Grant	11,436	5,718	10.93	1/7/2029
January 6, 2020 Grant	3,467	6,934	20.43	1/6/2030	3,467	104,391
January 4, 2021				1/4/2031	13,891	418,258

_______________

(1)	Relates to stock options issued under the Equity Incentive Plan. All stock options have a ten-year term from the date of grant. For stock options granted between 2016 and 2018, one-third of the stock options vest on the second anniversary of the date of grant and the remaining portion of the options vest in equal increments on the third and fourth anniversaries of the date of grant. For stock options granted in 2019 and 2020, one-third of the stock options incrementally vest on each of the first three anniversaries of the date of grant. Additionally, vesting accelerates on outstanding awards (i) upon termination of the officer’s service due to his death or Disability or (ii) on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of RadNet, the employment of the Named Executive Officer is terminated either by RadNet without Cause or by the Named Executive Officer for Good Reason. However, for Messrs. Stolper and Forthuber, their respective employment agreements provide that vesting accelerates such that all options, warrants and any other deferred equity compensation granted by RadNet to Messrs. Stolper and Forthuber which are unvested at the date of a change in control will immediately vest upon such change in control that occurs during their employment.

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(2)	Relates to restricted stock/RSUs granted under the Equity Incentive Plan. One-third of the stock awards are fully-vested as of the date of grant and the remaining portion of the stock awards vest in equal increments on the first and second anniversaries of the date of grant. Vesting accelerates on outstanding awards (i) upon termination of the officer’s service due to his death or Disability or (ii) on a “dual trigger” basis if, in anticipation of or during the 24 months following a change in control of RadNet, the employment of the Named Executive Officer is terminated either by RadNet without Cause or by the Named Executive Officer for Good Reason. However, for Messrs. Stolper and Forthuber, their respective employment agreements provide that vesting accelerates such that all options, warrants and any other deferred equity compensation then granted to Messrs. Stolper and Forthuber which are unvested at the date of a change in control will immediately vest upon such change in control that occurs during their employment.

The number of shares of restricted stock/RSUs held by each of the Named Executive Officers, which were issued on January 7, 2020 and January 4, 2021, respectively, vest, subject to the officer’s continued service, according to the below schedule:

	Number of Shares Incrementally Vesting
Name	January 2022	January 2023
Stephen M. Forthuber	12,551	8,065
Norman R. Hames	12,551	8,065
Mark D. Stolper	9,975	6,439
Mital Patel	10,187	6,721

(3)	The aggregate market value is determined by multiplying the number of shares that have not vested by $30.11 per share, the closing price of our common stock as of December 31, 2021.

(4)	Amounts of stock options and RSUs listed for Mr. Stolper are net of the portion transferred to his former spouse.

Option Exercises and Stock Vested During 2021

The following table sets forth information for the Named Executive Officers regarding the value realized during 2021 pursuant to the vesting of restricted stock, or RSUs in the case of Mr. Stolper, and exercised stock options.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen M. Forthuber	–		–	23,692	489,662
Norman R. Hames	51,460	(3)	$1,144,095	23,692	489,662
Mark D. Stolper	–		–	18,994	394,111
Mital Patel	–		–	43,201	841,551

_______________

(1)	The value realized on exercise is determined by multiplying the number of options that were exercised by the per share closing price of our common stock on the exercise date, less the exercise price of the options.
(2)	The value realized on vesting is determined by multiplying the number of shares that vested by the per share closing price of our common stock on the vesting date.
(3)	Mr. Hames exercised an aggregate of 51,460 stock options on November 15, 2021 for an aggregate exercise price of $462,486.11. The closing stock price of our common stock on the date of exercise was $31.22.

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Pension Benefits, Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our Named Executive Officers in connection with their retirement. However, we do have a Deferred Compensation Plan that was adopted by the Board of Directors in 2016.

The employment arrangements of some of our Named Executive Officers include a required payment of deferred compensation upon termination of employment in certain situations. The following table shows the contributions, earnings and current required payments of deferred compensation.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Howard G. Berger, M.D.	–	–	–	–	2,500,000	(3)
Norman R. Hames	–	–	–	–	1,050,000	(4)
Mark D. Stolper	426,436	–	1,222,217	–	3,255,674	(5)

_______________

(1)	In 2021, Mr. Stolper elected to defer his two stock grants (net of shares transferred to his former spouse), resulting in his receipt of 21,727 RSUs over two grants dated January 4, 2021 for 19,317 shares and September 21, 2021 for 2,410 shares. On the date of grants of his RSUs, the share prices were $18.60 and $27.86, respectively. On December 31, 2021 the share price was $30.11. For Mr. Stolper, $460,882 has been reported as compensation in the Summary Compensation Table for 2021, which represents the value of his stock grant prior to the transfer of shares to his former spouse. The following table shows the number of RSUs held by Mr. Stolper at the beginning of 2021 and the total held at the end of 2021.

	Restricted Stock Units at December 31, 2020	Restricted Stock Units Deferred during 2021	Total RSUs held at December 31, 2021
Mark D. Stolper	86,399	21,727	108,126

(2)	Amount represents stock price appreciation in 2021 on all RSUs. No portion of the earnings has been reported as compensation in the Summary Compensation Table for 2021.
(3)

Pursuant to the Management Consulting Agreement dated as of January 1, 1994, as amended, upon Dr. Berger’s resignation or RadNet’s termination of his employment without cause by the Company, Dr. Berger is entitled to receive an amount equal to five times his 2010 base salary paid by BRMG. Upon termination of his employment by the Company for cause, Dr. Berger is entitled to an amount equal to his 2010 base salary paid by BRMG. Dr. Berger’s 2010 base salary as paid by BRMG was $500,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business.

(4)

Pursuant to the Employment Agreement dated as of May 1, 2001, as amended, upon Mr. Hames’ resignation or RadNet’s termination of employment without cause, Mr. Hames is entitled to receive an amount equal to three times his 2010 base salary. Upon termination of his employment by the Company for cause, Mr. Hames is entitled to an amount equal to his 2010 base salary. Mr. Hames’ 2010 base salary was $350,000. Such post-employment payment is subject to post-termination covenants intended to protect RadNet’s business.

(5)	Of the $3,255,674 reported for Mr. Stolper, $426,436 is reported in the Summary Compensation Table for 2021. $433,411, in the aggregate, was reported for Mr. Stolper in the Summary Compensation Table for prior years. None of the $2,500,000 reported for Dr. Berger or the $1,050,000 reported for Mr. Hames is reported in the Summary Compensation Table for 2021 or was reported in the Summary Compensation Table for any prior years.

Employment Agreements

Dr. Berger. Dr. Berger has a Management Consulting Agreement with BRMG dated January 1, 1994 and an employment agreement with us dated as of June 12, 1992, as amended. The terms of the employment agreement provide for a base salary which has been subsequently amended from time to time and, as of January 1, 2022, is $1,500,000. Under the terms of the Management Consulting Agreement, in the event of termination or voluntary resignation “without cause,” Dr. Berger is entitled to receive a severance payment in an amount equal to five times his 2010 BRMG annual compensation, or $2,500,000, such amount also payable in certain other circumstances as set forth under “Nonqualified Deferred Compensation” above. Separately, in the event of termination “for cause” by BRMG, Dr. Berger is entitled to receive compensation in an amount equal to his 2010 annual base compensation from an affiliate of BRMG, or $500,000. BRMG may terminate Dr. Berger’s consulting services “for cause” if (1) there is a material breach by Dr. Berger of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Dr. Berger willfully breaches or habitually neglects his duties, (3) Dr. Berger commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude, (4) Dr. Berger’s professional license is suspended, revoked or terminated or (5) Dr. Berger is convicted of a felony or of fraud involving payments or charges for professional medical services.

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Mr. Forthuber. We entered into an employment agreement with Mr. Forthuber on January 1, 2009 and a retention agreement on November 15, 2006, each of which have been subsequently amended. The employment agreement provides for a base salary which has been subsequently amended from time to time, and as of January 1, 2022, Mr. Forthuber’s salary is $650,000. Under the employment agreement, all options, warrants and any other deferred equity compensation then granted to Mr. Forthuber which are unvested at the date of a change in control in RadNet will vest.

If we terminate Mr. Forthuber’s employment for any reason other than for “disability” or “cause,” or if Mr. Forthuber resigns for “good reason,” Mr. Forthuber will be entitled to receive a lump sum severance payment in an amount equal to twice his then annual salary, which would have been $1,200,000 if he was hypothetically terminated on December 31, 2021, subject to Mr. Forthuber complying with certain post-termination covenants for twelve months from the effective date of termination which are intended to protect RadNet’s business. In addition, all outstanding stock options, warrants restricted stock and any other deferred equity compensation granted by RadNet to Mr. Forthuber which are then unvested shall immediately vest at such termination of employment. Under the employment agreement, “disability” means that Mr. Forthuber is unable to perform the essential functions of his job, even with reasonable accommodation, on account of a mental or physical condition for a period of at least 120 days during any twelve consecutive month period. We may terminate Mr. Forthuber’s employment for “cause” (1) if Mr. Forthuber was convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the retention agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Forthuber for a total of 10 days within any fiscal year to substantially perform his duties or (3) Mr. Forthuber has willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadNet. Under the employment agreement, “good reason” means (1) a material default by the Company in the performance of any of its obligations hereunder, or (2) an Adverse Change in Duties (as defined in the employment agreement), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Employee (which notice must reasonably describe the facts claimed by Employee to constitute the default or Adverse Change in Duties).

Mr. Hames. We entered into an employment agreement with Mr. Hames on May 1, 2001, which was subsequently amended, that provides for a term that renews automatically for successive one year terms unless otherwise terminated by either party. The employment agreement, as amended, provides for a base salary which has been subsequently amended from time to time, and as of January 1, 2022 is $650,000. Unless we terminate Mr. Hames’ employment “for cause” or if Mr. Hames voluntarily resigns “without cause,” on cessation of employment Mr. Hames will be entitled to receive a severance payment in an amount equal to three times his 2010 base salary, or $1,050,000, subject to post-termination covenants which are intended to protect RadNet’s business. We may terminate Mr. Hames’ employment “for cause” if (1) there is a material breach of the agreement which persists for more than thirty (30) days after notice of such breach has been provided, (2) Mr. Hames willfully breaches or habitually neglects his duties or (3) Mr. Hames commits any acts of a criminal nature, fraud, dishonest misrepresentations or any acts of moral turpitude. If we terminate Mr. Hames’ employment “for cause,” the employment agreement provides that Mr. Hames will be entitled to receive compensation in an amount equal to his 2010 base salary, or $350,000.

Mr. Stolper. We entered into an employment agreement with Mr. Stolper effective as of January 1, 2009, as amended on November 16, 2015, under which he serves as our Executive Vice President and Chief Financial Officer until the agreement is terminated by either party. The employment agreement, as amended provides for a base salary which has been subsequently amended from time to time, and as of January 1, 2022 is $575,000. The employment agreement also provides that he is eligible to participate in all of our bonus or incentive compensation plans generally available to our corporate officers. Under the employment agreement, all of Mr. Stolper’s unvested outstanding options, warrants and any other deferred equity compensation will vest on the date of a change in control of RadNet.

If we terminate Mr. Stolper’s employment “without cause” or he voluntarily terminates his employment for “good reason,” Mr. Stolper is entitled to receive a lump sum severance payment in an amount equal to two times his then annual base salary, which would have been $1,050,000 if he was hypothetically terminated on December 31, 2021, subject to Mr. Stolper complying with certain post-termination covenants for twelve months from the effective date of termination which are intended to protect RadNet’s business. In addition, all options, warrants or other deferred equity compensation then granted to Mr. Stolper which is unvested at the time of such termination shall immediately vest. We may terminate Mr. Stolper’s employment “for cause” (1) if Mr. Stolper is convicted (or pleads guilty or nolo contendere) of a felony or a misdemeanor involving fraud or dishonesty in connection with the performance of his duties under the employment agreement or moral turpitude, (2) based on the willful and continued failure of Mr. Stolper to perform his duties for a period of 10 days within one fiscal year or (3) based on Mr. Stolper’s willingness to engage in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on RadNet. Mr. Stolper may terminate his employment for “good reason” (1) if RadNet materially defaults on its obligations under the employment agreement or (2) if without his consent, his title, duties or job functions are materially diminished, he is assigned duties or responsibilities materially inconsistent with his current position, or he is relocated, and such changes remain unremedied for a period of 10 days following notice from Mr. Stolper.

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Potential Payments Upon Termination or Change in Control

Payments Made Upon Termination and Retirement

Regardless of the manner in which the employment of a Named Executive Officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned, to the extent vested;

•	equity awarded pursuant to our Equity Incentive Plan, to the extent vested; and

•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, no additional benefits other than those listed under the heading “Payments Made Upon Termination and Retirement” above, will be paid to our Named Executive Officers except for life insurance proceeds payable upon death and any then-unvested portion of an existing stock option/RSU/restricted stock award shall immediately vest upon such death or termination due to Disability (as defined in the Equity Incentive Plan). In connection with the death of a Named Executive Officer while still in service with RadNet, (1) the COLI policy death benefit proceeds payable would be $5 million for Dr. Berger and $1 million for each of the other Named Executive Officers and (2) the group life insurance plans death benefit proceeds payable would be $20,000 for Dr. Berger and $100,000 for each of the other Named Executive Officers.

Severance Arrangements

We have severance obligations to our Named Executive Officers under each employment agreement discussed above under the heading “Employment Agreements.” The severance payments described above are payable within 15 business days of the effective date of such termination; provided, that, if the Named Executive Officer is deemed a “specified employee” and the payments are subject to Section 409A of the Code, then the payment may be required to be deferred until the first day of the seventh month following the effective date of such termination.

Change-in-Control Arrangements

Under the Equity Incentive Plan, the Board of Directors of RadNet, a committee thereof, or the board of directors of any surviving entity or acquiring entity, may accelerate the vesting of all or any part of outstanding stock options and terminate any restrictions on all or any part of the restricted stock awards in connection with a “change-in-control.” A “change-in-control” under the Equity Incentive Plan means: (1) a merger or consolidation in which RadNet is not the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of our common stock immediately before such transaction); (2) a sale of all or substantially all of our assets to another person or entity (other than a wholly-owned subsidiary); (3) an acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity (including a “group”) as defined under Section 13(d)(3) of the Exchange Act; (4) the dissolution or liquidation of RadNet; (5) a contested director election that results in the persons who were directors before such election or their nominees ceasing to constitute a majority of the Board of Directors or (6) any other event that may be specified in the specific awards granted by the Board of Directors or a committee thereof pursuant to the Equity Incentive Plan.

Generally, awards to our Named Executive Officers under our Equity Incentive Plan will accelerate if the Named Executive Officer is terminated without Cause or resigns for Good Reason within 24 months of a change in control. Under the employment agreements for Messrs. Forthuber and Stolper, all options, restricted stock, warrants and any other deferred equity compensation which is unvested at the time of a change in control that occurs during their employment shall immediately vest. Hypothetically assuming a change-in-control occurred on December 31, 2021, the intrinsic value of such newly vested options, restricted stock and other deferred equity compensation payable to Messrs. Forthuber and Stolper would have been approximately $833,641 and $1,054,417, respectively, based on our December 31, 2021 closing per share price of $30.11.

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EQUITY COMPENSATION PLAN INFORMATION

We have one active equity compensation plan, our Equity Incentive Plan. The Equity Incentive Plan provides for the grant of stock options (incentive and non-qualified), stock awards (including RSUs), stock appreciation rights and cash awards. We have reserved an aggregate 16,500,000 shares of common stock for issuance under our Equity Incentive Plan, subject to adjustment for stock dividends, reorganizations, or other changes in our capital structure. Shares underlying any portion of an award that is cancelled, terminates, expires, or lapses for any reason are generally returned to the available pool under the Equity Incentive Plan. Shares attributable to (a) shares of common stock upon the exercise of incentive stock options that are subsequently forfeited or repurchased, or (b) awards transferred under any award transfer program, shall not again be available for grant under the Equity Incentive Plan.

In connection with our acquisition of DeepHealth Inc. on June 1, 2020, we assumed the DeepHealth, Inc. 2017 Stock Incentive Plan and its then-outstanding stock options held to acquire DeepHealth, Inc. stock. After giving effect to subsequent exercises, at December 31, 2021 these assumed stock options were exercisable for up to 320,660 shares of RadNet common stock. No additional awards will be granted under the DeepHealth Inc. 2017 Stock Incentive Plan.

The following table sets forth the number of shares of common stock subject to outstanding options, RSUs, warrants and other convertible securities into share rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2021.

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (1)(2)	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(C) Number of Shares Remaining Available For Future Issuance Under Equity Incentive Plans (Excluding Shares Reflected in Column (A))
Equity incentive plans approved by stockholders	764,055	9.38	3,236,903
Equity incentive plans not approved by stockholders	–	–	–
TOTAL	764,055	9.38	3,236,903

_______________

(1)	Includes 290,116 shares subject to outstanding RSUs under the Deferred Compensation Plan. The weighted average exercise price in column (B) does not take these RSUs into account.

(2)	Does not include options outstanding under the DeepHealth, Inc. 2017 Stock Incentive Plan as no further awards will be made under that plan. On an aggregate basis, the number of securities to be issued upon the exercise of outstanding options originally held pursuant to the DeepHealth, Inc. 2017 Stock Incentive plan was 320,660 on December 31, 2021, and the weighted average exercise price was $0.00.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 31, 2022, by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 56,197,827 shares of common stock outstanding on March 31, 2022. In accordance with Securities and Exchange Commission (the “SEC”) rules, when computing the number of shares of common stock beneficially owned and the percentage ownership of a person, we include shares of common stock subject to options held by that person that are exercisable or will become exercisable within 60 days of March 31, 2022, but we do not include those shares of common stock underlying options when computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
5% or Greater Stockholders
BlackRock, Inc.	6,410,361	(1)	11.41%
Sandy Nyholm Kaminsky, trustee of the HFB Heirs’ Trust II (formerly HFB Heirs’ Trust)	5,376,253	(2)	9.57%
The Vanguard Group	3,145,333	(3)	5.60%

Directors, Nominees and Named Executive Officers
Howard G. Berger, M.D.	10,000	(4)	*
Stephen M. Forthuber	670,076	(5)	1.19%
Christine N. Gordon	15,397	(6)	*
Norman R. Hames	418,329	(7)	*
Laura P. Jacobs	11,382	(8)	*
Lawrence L. Levitt	194,731	(9)	*
Mital Patel	278,347	(10)	*
Gregory E. Spurlock	3,999	(11)	*
Mark D. Stolper	219,962	(12)	*
David L. Swartz	248,160	(13)	*
Ruth V. Wilson	27,660	(14)	*
All directors and executive officers as a group (14 persons)	2,887,965	(15)	5.10%

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_______________

*	Represents less than 1%.

(1)

According to a Schedule 13G/A filed with the SEC on January 27, 2022, BlackRock, Inc. maintains sole voting power over 6,357,719 shares of our common stock and sole dispositive power over 6,410,361 shares of our common stock. The address set forth in the Schedule 13G/A filing is 55 East 52nd Street, New York, New York 10055.

(2)

According to a Schedule 13G/A filed with the SEC on October 6, 2017, Sandy Nyholm Kaminsky, as trustee of the HFB Heirs’ Trust II, maintains sole voting power and sole dispositive power over 5,376,253 shares of our common stock. The address set forth in the Schedule 13G filing is 400 S. Emerson Street, Denver, Colorado 80209.

(3)

According to a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group maintains shared voting power over 86,431 shares of our common stock, sole dispositive power over 3,022,463 shares of our common stock and shared dispositive power over 122,870 shares of our common stock. The address set forth in the 13G/A filing is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

On June 29, 2015, HFB Enterprises, LLC, of which Dr. Berger was a co-manager, distributed 5,133,114 shares of RadNet’s common stock to HFB Heirs’ Trust II (formerly HFB Heirs’ Trust), an irrevocable trust for Dr. Berger’s children and the sole member of HFB Enterprises, LLC. Dr. Berger does not have any control over HFB Heirs’ Trust II. As a result of the transaction, Dr. Berger does not directly own any shares of RadNet. Beneficial ownership includes 10,000 shares of common stock held by Dr. Berger’s spouse.

(5)	Beneficial ownership includes: (a) 23,773 shares of unvested time-based restricted stock, and (b) 149,420 shares subject to options exercisable within 60 days of March 31, 2022.

(6)	Beneficial ownership includes 3,449 shares of unvested time-based restricted stock.

(7)

Beneficial ownership includes: (a) 23,773 shares of unvested time-based restricted stock, (b) 97,960 shares subject to options exercisable within 60 days of March 31, 2022, and (c) 20,190 shares of common stock held by Mr. Hames’s spouse.

(8)	Beneficial ownership includes 3,999 shares of unvested time-based restricted stock. The securities reported are held through the Jacobs Family Trust, of which Ms. Jacobs is a co-trustee.

(9)	Beneficial ownership includes 3,999 shares of unvested time-based restricted stock.

(10)

Beneficial ownership includes (a) 15,637 shares of unvested time-based restricted stock, and (b) 82,220 shares subject to options exercisable within 60 days of March 31, 2022. Mr. Patel has pledged 158,559 shares of common stock in connection with a loan agreement.

(11)	Beneficial ownership includes 3,999 shares of unvested time-based restricted stock.

(12)	Beneficial ownership includes 127,348 shares subject to options exercisable within 60 days of March 31, 2022. Beneficial ownership does not include 103,345 shares issuable upon settlement of vested restricted stock units and 16,414 shares issuable upon settlement of unvested time-based restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(13)	Beneficial ownership includes: (a) 3,999 shares of unvested time-based restricted stock, and (b) 37,019 shares of common stock held by Mr. Swartz’s spouse.

(14)

Beneficial ownership includes 9,138 shares of unvested time-based restricted stock.  Beneficial ownership does not include 32,000 shares issuable on settlement of vested restricted stock units, which can be settled, at the Company’s election, in cash or shares.

(15)

Beneficial ownership includes (a) 466,661 shares subject to options exercisable within 60 days of March 31, 2022, and (b) 149,592 shares of unvested time-based restricted stock. Beneficial ownership does not include 135,345 shares issuable upon settlement of vested restricted stock units, which can be settled, at the Company’s election, in cash or shares.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2021, with the exception of the following: (i) Ruth Wilson had one late report on Form 3, and (ii) each of Stephen Forthuber, Norman Hames, Ranjan Jayanathan, David Katz, Lawrence Levitt, Michael Murdock, Mital Patel, Mark Stolper, David Swartz and Ruth Wilson had one late report on Form 4 which covered one transaction.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee of the Board of Directors is comprised entirely of independent directors who meet the independence requirements of NASDAQ and the SEC. The Audit Committee operates pursuant to a charter that is available on our website at www.radnet.com under Investor Relations – Corporate Governance.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Ernst & Young the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021. The Audit Committee also discussed with Ernst & Young matters required to be discussed by the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements discussed above be included in RadNet’s annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee has also reappointed Ernst & Young to serve as independent auditors for the fiscal year ending December 31, 2022, and requested that this appointment be submitted to our stockholders for ratification at their Annual Meeting.

Submitted by the Audit Committee:

David L. Swartz, Chair Lawrence L. Levitt Laura P. Jacobs

_______________

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

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PROPOSALS

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Based on the recommendation of our Nominating and Governance Committee, our Board of Directors has nominated Howard G. Berger M.D., Christine <. Gordon, Laura P. Jacobs, Lawrence L. Levitt, Gregory E. Spurlock, David L. Swartz and Ruth V. Wilson to be elected to serve on our Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Each of the nominees is a current director and all have consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee becomes unavailable or unable to serve before the Annual Meeting, the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If a substitute nominee is named, then the persons named as proxies will have full discretion and authority to vote or refrain from voting for such substitute nominee in their discretion.

There are no family relationships between any nominees and executive officers of RadNet, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Vote Required

In accordance with our bylaws, the election of a director in an uncontested election requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ABOVE.

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PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has re-appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has audited our financial statements annually since January 1, 2007. Our Audit Committee reviews the appointment of our independent accounting firm annually.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022. If our stockholders vote against the ratification of Ernst & Young LLP, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of RadNet and its stockholders. Representatives of Ernst & Young LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

Fees Paid to Auditors

The following table presents fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2020 and 2021.

	2020	2021
Audit Fees(1)	$2,186,300	$2,387,000
Audit-Related Fees(2)	0	371,500
Tax Fees(3)
Tax Compliance Fees	495,000	613,976
Other Tax Fees	129,530	194,985
All Other Fees(4)	3,505	3,600
Total	$2,814,335	$3,571,061

_______________

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of interim consolidated financial statements and audit services in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed for due diligence in connection with merger and acquisition activities.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, acquisitions and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2021 and the fiscal year ended December 31, 2020 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Ernst & Young LLP in providing services to us for the fiscal year ending December 31, 2022 and has concluded that such services are compatible with their independence as our auditors.

Vote Required

Ratification of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the summary compensation and other related tables and narratives accompanying those tables (a “say-on-pay” vote).

We compensate our executive officers through a mix of base salary, bonus and equity compensation. We intend that our compensation decisions will attract and retain our Named Executive Officers and reward them for achieving RadNet’s strategic initiatives and objective measures of success. Our Compensation and Management Development Committee and Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

We encourage our stockholders to read the “Compensation Discussion and Analysis” section above, which describes the details of our executive compensation program and the decisions made by the Compensation and Management Development Committee in 2021.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and its outcome will not be binding on our Board of Directors nor require our Board of Directors or Compensation and Management Development Committee to take any action. However, our Board of Directors and Compensation and Management Development Committee value the opinion expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when evaluating future executive compensation arrangements for our Named Executive Officers.

Accordingly, our stockholders are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to RadNet’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of the compensation of our Named Executive Officers for the stockholder advisory vote requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy on this proposal at the Annual Meeting.

Board of Director Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

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OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Card for the Annual Meeting to exercise their discretionary authority to vote the shares that they represent in accordance with their judgment.

ADDITIONAL INFORMATION

For further information about RadNet, please refer to the 2021 Annual Report. The 2021 Annual Report is publicly available on the SEC’s website at www.sec.gov and on our website at www.radnet.com. You may also obtain a copy by sending a written request to Investor Relations, RadNet, Inc., 1510 Cotner Ave., Los Angeles, CA 90025.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice of Availability or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address. If you are a stockholder sharing an address, you can request a separate Notice of Availability or copy of the proxy materials by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

By Order of the Board of Directors,

David Katz Corporate Secretary

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